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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                                 FORM 8-K



                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934



                      Date of Report:  March 29, 1995
                     (Date of earliest event reported)



                        ALLIANCE GAMING CORPORATION
                           a Nevada corporation
          (Exact name of registrant as specified in its charter)



         Nevada                  0-4281:          88-0104066
(State or other jurisdiction   (Commission     (I.R.S. Employer
      of incorporation         File Number)   Identification No.)


                         4380 Boulder Highway
                       Las Vegas, Nevada  89121
   (Address of principal executive offices, including zip code)



                              (702) 435-4200
           (Registrant's telephone number, including area code)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On March 29, 1995, Alliance Gaming Corporation, a Nevada corporation (the "Company"), consummated certain transac-tions whereby the Company's wholly-owned subsidiary, United Gaming Rainbow, a Nevada corporation ("UGR"), acquired from The Rainbow Casino Corporation, a Mississippi corporation ("RCC"), the general partnership interest in the Rainbow Casino-Vicksburg Partnership, L.P., a Mississippi limited partnership (the "Part-nership"), and increased its partnership interest in the Partner-ship. Such transactions were accomplished pursuant to (1) a Consolidation Agreement dated as of March 29, 1995 (the "Consoli-dation Agreement") among the Company, UGR, RCC, National Gaming Mississippi, Inc., a Delaware corporation ("NGM"), HFS Gaming Corp., a Delaware corporation ("HFS"), and, as to certain mat-ters, National Gaming Corporation, a Delaware corporation and the parent corporation of NGM ("NGC"), Rainbow Development Corpora-tion, a Mississippi corporation ("RDC"), and John A. Barrett, Jr. and Leigh Seippel, and (2) a Second Amended and Restated Partner-ship Agreement dated as of March 29, 1995 (the "Amended Partner-ship Agreement") between UGR, as general partner, and RCC, as limited partner. Messrs. Barrett and Seippel are the sole owners of RCC.

          As previously reported, on July 16, 1994, the Rainbow Casino located in Vicksburg, Mississippi (the "Casino") opened for business to the public. At such time, RCC was the general partner in the Partnership (owning a 55% interest) and UGR was the limited partner in the Partnership (owning a 45% interest).

          The Casino, which is located on the Mississippi River in Vicksburg, is approximately 24,000 square feet and has approx-imately 573 gaming machines and 28 table games. The Casino forms part of a project which includes certain restaurant facilities under construction (as described below) as well as a family entertainment park and hotel, each of which is also under con-struction, and which are described further below (collectively, the "Project"). In connection with the transactions completed by the Consolidation Agreement and Amended Partnership Agreement, the Partnership intends to rename the Project "Vicksburg Land-ing".

          The Consolidation Agreement provides that in connection with the assumption of approximately $1,140,000 of liabilities related to the completion of the Project which survived the opening of the Casino (for which RCC was to have been responsible but failed to satisfy) by NGM, and a related cash payment by UGR to NGM in connection therewith, (a) UGR became the general partner in the Partnership and RCC became the limited partner in the Partnership and (b) the respective interests of UGR and RCC in the Partnership were adjusted as described herein. The source of fund for such cash payment by UGR was working capital of the Company. In connection with such cash payment, NGM agreed to undertake the obligation of RCC to complete certain uncompleted

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items related to the Casino and to be responsible for liabilities relating to the completion of the Casino (and to indemnify UGR and its affiliates in connection therewith). As adjusted by the Consolidation Agreement and the Amended Partnership Agreement,
RCC is entitled to receive, for a period of 15 years from January 1, 1995, subject to extension for one-year periods (in the event that for each one-year period during such 15-year term, a minimum annual payment of $50,000 is not made), 10% of the Net Cash Flow (as defined therein, generally to consist of cash available for distribution to the partners in the Partnership after all expens-es are paid and after giving effect to existing debt service), which amount shall increase to 20% of the portion of the Net Cash Flow attributable (on an imputed straight line basis) to that portion of Gross Gaming Revenues (as defined therein) which exceeds $35 million. UGR is entitled to receive all other amounts associated with the Partnership (including all proceeds in respect of financings, recapitalizations and other capital transactions involving the Partnership or its assets). The Amended Partnership Agreement also provides for customary terms, including certain obligations on the part of RCC to transfer its interest in the Partnership upon a sale or disposition of the entire Project (irrespective of the type of transaction) by UGR. In addition, accrued and unpaid amounts in respect of the royalty previously payable to UGR (which was prospectively cancelled in connection with the Consolidation Agreement) and certain other accrued and unpaid amounts owing to UGR were capitalized as a Partnership debt obligation which has a priority relative to RCC's interest as described above.

          The Consolidation Agreement provides that of the first $4 million of Additional Capital (as defined therein) which hereafter may be provided to the Partnership, UGR will fund $2 million and NGM will fund $2 million (of such aggregate $4 million, a $500,000 waiver fee will be payable to HFS). The Additional Capital (net of such fee) will be applied to complete uncompleted portions of the Project (including the restaurant, which UGR has agreed to complete, subject to force majeure and similar events, by June 30, 1995), and to make improvements in the Project at the discretion of UGR. Such amounts (and the capitalized accruals described above) are evidenced by certain promissory notes issued by the Partnership to each of UGR and NGM. In addition to such $4 million, UGR has the right, at its option, to fund additional amounts to improve the Project, of which an additional $1.5 million (i.e., for an aggregate of $5.5 million, inclusive of such capitalized amounts) would be funded on a priority basis relative to RCC's interest in Net Cash Flow described above. Such additional amounts would also be evidenced by such promissory notes. The shares of common stock of the Company previously issued to Messrs. Barrett and Seippel, who are the sole owners of RCC (as previously reported), and held in escrow, were released upon execution of the Consolidation Agree-ment (certain of such shares have been pledged by RCC to NGM to satisfy liabilities of RCC to NGM as security for certain contin-gent obligations of RCC in connection with the Consolidation Agreement) and all other liabilities of RCC relating to comple-tion of the Project (except as set forth in the Consolidation

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
Agreement) have been released. In addition, the Consolidation Agreement provides for certain additional shares of the Company to be issued to Messrs. Barrett and Seippel if the Casino achieves certain operating income targets on or prior to December 31, 1999. In connection with the Consolidation Agreement, the Company and its affiliates, on the one hand, and RCC and Messrs. Barrett and Seippel and their affiliates, on the other hand, exchanged releases.

          The financing to the Project (and related liens and encumbrances) previously provided by HFS (and previously assigned to NGM) will remain in full force and effect substantially as originally provided and the royalty payable to HFS in connection with marketing services provided and to be provided by HFS will also remain in effect as originally provided.

          As described above, contiguous to the Casino and restaurant sites and constituting a part of the Project are (1) a family entertainment park which is in the process of being completed (and has been funded by third parties), and will be operated as a "Funtricity" theme park, by a subsidiary of Six Flags, Inc., and (2) a hotel which is in the process of being completed (and has been funded by third parties), and will be operated by a subsidiary of AmeriHost Properties, Inc. under a Days Inn franchise. Such sites were leased by the Partnership on a net basis to an entity providing financing to Six Flags, Inc. and the hotel company, respectively, pursuant to long term ground leases.

          As previously reported, Mississippi Ventures, Inc., a Nevada corporation and wholly-owned subsidiary of the Company ("MVI"), continues to manage the Casino and the Project on behalf of the Partnership pursuant to a management agreement dated October 28, 1993. MVI shall receive an annual fee plus certain additional fees based on the cash flow (before giving effect to payment of royalties) derived from the operation of the Casino.

          The Partnership expects to enter into final arrange-ments with Food Courts, Inc. to operate on a long-term basis a number of food court style franchise and buffet restaurants at the restaurant facility. It is expected that such agreement will provide for percentage rents payable to the Partnership.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a)  Audited Financial Statements of Rainbow Casino-Vicksburg
     Partnership, L.P.

     Balance Sheets as of December 31, 1994 and July 15, 1994
     Statement of Operations for the period from February 19, 1993 (inception) through December 31, 1994

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
(b)  Unaudited Pro Forma Information

     The required pro forma information is currently being com-piled. Such information will be filed under cover of Form
     8-K/A as soon as practicable, but not later than 60 days after the date Form 8-K must be filed.


(c)  Exhibits

2.1  Press Release dated March 31, 1995.

2.2 Consolidation Agreement dated as of March 29, 1995 among the Company, UGR, RCC, the Partnership, NGM, HFS, NGC, RDC and Messrs. Barrett and Seippel.

2.3 Second Amended and Restated Agreement of Limited Partnership dated as of March 29, 1995 between UGR, as general partner, and RCC, as limited partner

2.4 Class A Note dated March 29, 1995 issued by the Partnership to UGR.

2.5 Class B Note dated March 29, 1995 issued by the Partnership to NGM.

2.6 Class B Note dated March 29, 1995 issued by the Partnership to UGR.

2.7  Letter Agreement dated March 29, 1995 among UGR, RCC, John
     A. Barrett, Jr., Leigh Seippel and Butler, Snow, O'Mara,
     Stevens & Cannada.

2.8 Release dated March 29, 1995 by UGR and the Company and their affiliates of RCC, RDC, John A. Barrett, Jr. and Leigh
     Seippel and their affiliates (other than the Partnership).

2.9  Release dated March 29, 1995 by RCC, RDC, John A. Barrett,
     Jr. and Leigh Seippel and their affiliates of UGR and the Company and their affiliates (other than the Partnership).

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
                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Alliance Gaming Corporation



Dated:  April 13, 1995        By:  /s/Steve Greathouse
                                   Name:  Steve Greathouse
                                   Title:  President and CEO








































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
                               EXHIBIT INDEX


(a)  Audited Financial Statements of Rainbow Casino-Vicksburg
     Partnership, L.P.

     Balance Sheets as of December 31, 1994 and July 15, 1994
     Statement of Operations for the period February 19, 1993
     (inception) through December 31, 1994


(b)  Unaudited Pro Forma Information

     The required pro forma information is currently being com-piled. Such information will be filed under cover of Form
     8-K/A as soon as practicable, but not later than 60 days after the date Form 8-K must be filed.


(c)  Exhibits

2.1  Press Release dated March 31, 1995.

2.2 Consolidation Agreement dated as of March 29, 1995 among the Company, UGR, RCC, the Partnership, NGM, HFS, NGC, RDC and Messrs. Barrett and Seippel.

2.3 Second Amended and Restated Agreement of Limited Partnership dated as of March 29, 1995 between UGR, as general partner, and RCC, as limited partner.

2.4 Class A Note dated March 29, 1995 issued by the Partnership to UGR.

2.5 Class B Note dated March 29, 1995 issued by the Partnership to NGM.

2.6 Class B Note dated March 29, 1995 issued by the Partnership to UGR.

2.7  Letter Agreement dated March 29, 1995 among UGR, RCC, John
     A. Barrett, Jr., Leigh Seippel and Butler, Snow, O'Mara,
     Stevens & Cannada.

2.8 Release dated March 29, 1995 by UGR and the Company and their affiliates of RCC, RDC, John A. Barrett, Jr. and Leigh
     Seippel and their affiliates (other than the Partnership).

2.9  Release dated March 29, 1995 by RCC, RDC, John A. Barrett,
     Jr. and Leigh Seippel and their affiliates of UGR and the Company and their affiliates (other than the Partnership).

                                    -6-

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
                                                      Exhibit 2.1


                                              ALLIANCE
                                               GAMING
                                             CORPORATION


Media Contact:                   Investor Contact:

   Johnann Mcllwain                  John Alderfer
   Alliance Gaming Corporation       Alliance Gaming Corporation
   (702) 435-4200                    (702) 435-4200


                                          FOR IMMEDIATE RELEASE


                   ALLIANCE GAMING CORPORATION ANNOUNCES
                  RESTRUCTURING OF VICKSBURG PARTNERSHIP


LAS VEGAS, NEVADA, MARCH 31, 1995 -- Alliance Gaming Corporation (NASDAQ: ALLY) announced that it acquired a substantial addi-tional interest in the Rainbow Casino-Vicksburg Partnership, L.P. and has now become the general partner in that partnership, assuming full management and operational control of the Vicksburg project. Alliance, which was formerly the 45% limited partner, has restructured its arrangements with The Rainbow Casino Corpo-ration ("RCC"), which was formerly the 55% general partner, so that Alliance now owns the casino and related restaurant facili-ties, subject to Hospitality Franchise Systems' ("HSF") existing royalty arrangements and a 10% interest in cash flows (increasing to 20% in certain circumstances) held by RCC, which will continue over the next 15 years.

In connection with the restructuring, Alliance and National
Gaming Corp. (an affiliate of HFS) assumed full responsibility



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for completion of open items relating to the project.  Alliance and National Gaming each agreed to fund certain additional amounts to the project in connection with its completion and the addition of improvements to the project. Initially, the parties are funding approximately $1.3 million (split evenly between them) and National Gaming has committed to fund half of up to an additional $2.7 million (with Alliance to fund the other half), from which certain fees will be payable to HFS.

Steve Greathouse, Chairman and Chief Executive Officer of Alli-ance, commented, "We are very pleased with the results of the restructuring of the Rainbow Casino partnership. We look forward to continued progress in Vicksburg where we will be working with National Gaming, Six Flags and AmeriHost, as well as RCC, to complete development of the Rainbow site with modest additional capital. This will be accomplished in part by the inclusion in the project of a hotel and a mini-theme park which are being financed by third parties.

"As a result of our new general partner status, we expect to provide significant managerial and operational leadership in order to make the Vicksburg project a first class family enter-tainment and gaming experience, and to significantly broaden and enhance consumer appeal. In recognition of this new beginning, we are renaming the project Vicksburg Landing," Mr. Greathouse said.
                              2

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
Alliance Gaming Corporation is a diversified gaming company and the nation's largest private gaming device route operator cur-rently serving Nevada and Louisiana. The Company operates land-based and dockside casinos in Nevada and Mississippi, and designs and manufactures gaming devices.

                                   # # #


                              3

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
                                                     Exhibit 2.2

                          CONSOLIDATION AGREEMENT

          Consolidation Agreement dated as of March 29, 1995 among (A) The Rainbow Casino Corporation, a Mississippi corpora-tion ("RCC"), (B) National Gaming Mississippi, Inc., a Delaware corporation ("NGM"), and HFS Gaming Corp., a Delaware corporation ("HFS"), (C) Alliance Gaming Corporation, a Nevada corporation formerly known as United Gaming, Inc. ("Alliance"), and United Gaming Rainbow, a Nevada corporation and wholly-owned subsidiary of Alliance ("UGR"), (D) Rainbow Casino-Vicksburg Partnership, L.P., a Mississippi limited partnership (the "Partnership"), and
(E) for the purposes set forth above their signatures hereto, Mr. John A. Barrett, Jr., Mr. Leigh Seippel, Rainbow Development Corporation, a Mississippi corporation, and National Gaming Corp., a Delaware corporation.

                             R E C I T A L S :

          A. Alliance, on the one hand, and RCC and Messrs. Barrett and Seippel, on the other hand, are parties to a Basic Agreement dated as of October 28, 1993, as amended as of February 25, 1994, June 29, 1994 and July 16, 1994 (the "Basic Agree-
ment"), and UGR, on the one hand, and RCC, on the other hand, are parties to an Amended and Restated Partnership Agreement dated as of July 16, 1994 (the "Partnership Agreement") in respect of the Partnership. The parties desire to amend the Basic Agreement and the Partnership Agreement to give effect to certain events which have occurred after the dates thereof, including without limita-tion, to reflect that UGR shall be and become the general partner in the Partnership and shall exclusively manage and operate the business and affairs of the Partnership, RCC shall be and become the limited partner in the Partnership, and that the Partnership shall on the date hereof issue the Notes (as defined in the Amended Partnership Agreement referred to below) to UGR and NGM.

          B. NGM is the holder by assignment from HFS or an affiliate thereof of certain mortgages and other liens against the Project (as defined in the Basic Agreement), and has a material interest in the full and timely consummation of the transactions contemplated by this Agreement.

          C. Pursuant to the terms of a certain Marketing and Services Agreement dated as of March 15, 1994 entered into between RCC and HFS (which the parties confirm is hereby as-signed, transferred and set over, in all respects, by RCC to and for the benefit of the Partnership), HFS has agreed to provide certain marketing services in connection with the Project and is entitled to receive the HFS Royalty (as defined therein). HFS has a material interest in the full and timely consummation of the transactions contemplated by this Agreement.

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                            A G R E E M E N T :

          The parties agree as follows (capitalized terms not defined herein have the meanings ascribed to them in the Basic
Agreement).

          1. Amendment and Termination of Certain Documents; Etc. (a) The Partnership Agreement shall be amended and restat-ed to be in the form attached hereto as Exhibit A (the "Amended Partnership Agreement"); it being the intention of the parties that such Amended Partnership Agreement reflects, among other things, (i) that UGR shall be the general partner and RCC shall be the limited partner therein and that, in such capacity, RCC shall be entitled to the benefits of the RCC Interest (as defined in the Amended Partnership Agreement), (ii) that UGR and NGM shall be the holders of Notes, which shall represent indebtedness of the Partnership to UGR and NGM upon the funding by UGR and NGM to or on behalf of the Partnership of certain amounts to fund costs of the Project as provided herein and therein, and
(iii) the parties' respective intentions relating to certain amendments of their existing relationships, including providing that UGR shall exclusively exercise all management and control of the Project.

          (b) Each of the documents and instruments executed and delivered prior to the date hereof between RCC or Messrs. Barrett or Seippel or any of their respective affiliates (other than the Partnership), on the one hand, and Alliance or any of its affili-ates (other than the Partnership), on the other hand, shall be terminated and of no further force and effect, including without limitation, those documents set forth as being terminated in the Releases attached hereto as Exhibits B-1 and B-2, except that the documents and instruments identified on Schedule A to each of such Releases shall survive the execution and delivery of such Releases, this Agreement and the Amended Partnership Agreement. Except as set forth in this Agreement, nothing contained in this Agreement shall affect the HFS Financing Documents (as defined in the Amended Partnership Agreement), which shall remain in full force and effect as originally stated.

          (c)(I) Subject to the provisions hereinafter set forth, NGM shall (i) complete and pay for the "work to be done" specified in Exhibit C-1 hereto in a good and workman-like manner, free and clear of all liens or encumbrances connected with or arising from the construction or comple-tion of such work, and (ii) promptly pay or cause to be paid the invoices relating to the "completed work not paid for" and "claims in dispute" as set forth in Exhibit C-1 and pay for, settle, remove and clear any lien or encumbrance or otherwise discharge any claim by any person or entity on account of unpaid amounts in respect of any goods or servic-es furnished to or in connection with the construction or completion of the Project on or prior to the date hereof, except for the work required to completed by

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

     UGR as set forth in Section 4 below or in respect of the City of Vicksburg Agreement (as defined below). NGM shall use commercially reasonable efforts, subject to force majeure, to complete all work specified in Exhibit C-1 on or before May 31, 1995. UGR and NGM shall cooperate with one another (and NGM shall keep UGR informed of the progress of such work and relevant events and shall consult with UGR) in order to ensure the completion of the Exhibit C-1 work as soon as practicable after the date hereof in accordance with the provisions hereof. NGM shall be entitled to retain all recoveries set forth in Exhibit C-1 when received and the parties hereto shall use their respective commercially reasonable efforts and shall reasonably cooperate to attempt to ensure the collection of such amounts; provided, that such efforts shall not include the requirement to pay any additional funds.

          (II) At such time that NGM shall have completed the "work to be done" on Exhibit C-1 in accordance with the standards described above, NGM shall provide written notice thereof to the Partnership. The Partnership shall have a period of 90 to object to such completion notice; if the Partnership does so object, it shall provide written notice of such objection to NGM within such 90 day period and NGM and UGR shall thereafter expeditiously meet and use their best efforts to resolve such dispute (including the defemi-nation of the completion date). Nothing contained in this subsection (II) shall affect NGM's or National Gaming Corp.'s obligations under or in respect of clause (ii) of
     Section 1(c)(I) above or Section 3 below. If the Partner-ship fails to so object within such 90-day period, the "work to be done" as set forth on Exhibit C-1 shall be deemed completed on the date of receipt of such notice from NGM.

          (III) Alliance, UGR and the Partnership agree that upon completion of such work and payment of the amounts specified in Exhibit C-1 by NGM, RCC and Messrs. Barrett and Seippel shall be released and discharged from all obliga-tions and liabilities with respect to the completion of the Project, except as otherwise set forth in the next succeed-ing sentence and except in respect of any breaches of the representations contained in Section 1(d) below. RCC repre-sents and warrants that all work required to be completed by RCC, Messrs. Barrett and Seippel or the Partnership under certain ground leases with AP Hotels of Mississippi, Inc. and Chartwell Associates IV, L.P. dated June 21, 1994 and June 30, 1994, respectively, is included within the work described in Exhibit C-1, except (i) the required relocation (and the negotiation, completion and payment therefor) of the employee parking lot from 1.5 miles in proximity to the Project, to five miles in proximity to the Project, which work shall be and remain the full responsibility of RCC and not of the Partnership nor NGM

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
     (and RCC (and not the Partnership nor NGM) shall be liable for any loss, cost, damage or expense resulting from the failure to obtain such relocation), and (ii) the negotiation for (and completion and payment in respect thereof) availability of an on-call rental pump pursuant to paragraph 6 of Schedule 3.2(b) of the ground lease with Chartwell Associates IV, L.P., which work shall be and remain the full responsibility of RCC and not of the Partnership or NGM (and RCC (and not the Partnership nor NGM) shall be liable for any loss, cost, damage or expense resulting from the failure to negotiate a definitive agreement to obtain such on-call rental pump); provided, that the Partnership shall pay for the cost of the actual rental of such pump as opposed to the costs described above. RCC, Alliance, UGR, the Partnership and Messrs. Barrett and Seippel acknowledge and agree that NGM has agreed to undertake the obligations under this
     Section 1(c) at the request of, and as an accommodation to, RCC, Alliance, UGR, the Partnership, Messrs. Barrett and Seippel in order to resolve certain matters between the parties. Except as expressly set forth in this Section 1(c), neither NGM, National Gaming Corp. or HFS shall have any liability or obligation to RCC, Alliance, UGR, the Partnership, Messrs. Barrett or Seippel with respect to the completion of the Project.

          (d) RCC (and as to themselves only, individually and severally, Mr. Barrett and Mr. Seippel) represent and warrant to NGM and Alliance that, except as set forth in Exhibit C-1 hereto and except for the agreement dated February 7, 1994 as amended July 11, 1994 between the Partnership and the City of Vicksburg (the "City of Vicksburg Agreement"), neither the Partnership nor RCC nor Messrs. Barrett or Seippel have incurred nor does there exist on behalf of the Partnership any outstanding liabilities or obligations or any kind, contingent, fixed or otherwise, related to the completion of the Project.

          (e) UGR and RCC and Messrs. Barrett and Seippel each hereby directs Butler, Snow, O'Mara, Stevens & Cannada, to release any and all shares of common stock held by such firm as escrow agent pursuant to the Escrow Agreement dated August 11, 1994 among such firm, as escrow agent, and UGR, RCC and Messrs. Barrett and Seippel, to or as directed by RCC, and each confirms that the duties of such law firm in connection therewith are discharged in full. A copy of this Agreement shall be furnished to such firm in furtherance of such direction in accordance with the letter attached hereto as Exhibit D. Upon Messrs. Barrett and Seippel furnishing to Alliance customary representations and opinion letters and tendering their existing stock certificates, Alliance shall expeditiously (but within 10 business days) cause substitute or replacement stock certificates to be issued to such persons. The parties acknowledge that pursuant to certain Pledge and Security Agreements dated as of the date hereof given by Messrs. Barrett and Seippel to NGM, Mr. Barrett and Mr. Seippel are each required to deliver 35,000 shares of such common stock to NGM (for an aggregate of 70,000 shares) in accordance with a certain pledge agreement among Messrs. Barrett and Seippel and NGM (which blocks of 35,000 shares shall each be evidenced by two certificates evidencing 17,500 shares each). Doyle & Bachman and Alliance, by signature below, acknowledges that each will use its commercially reasonable efforts to cause certificates represent-ing such shares to be issued and delivered to NGM upon tender by Mr. Barrett and Seippel of the existing stock certificates. Alliance additionally agrees that it shall, at the request of NGM, cause the Form S-3 registration statement (the "Form S-3") currently in effect in respect of 600,000 shares of stock issued to Messrs. Barrett and Seippel to be amended in accordance with commercially reasonable standards (including NGM furnishing standard and customary affidavits and similar documents typically furnished by selling stockholders) to enable NGM to dispose of such stock in accordance with the Securities Act of 1933, and it shall not deregister such stock covered by the Form S-3 other than as permitted by the indemnification agreement filed as exhibit to the Form S-3 and it shall, subject to such agreement (including the term of effectiveness of the Form S-3), undertake commercially reasonable efforts to maintain the availability of the Form S-3 for use in connection with the disposition of such stock.

          (f) In connection with the transactions contemplated hereby, in the event that, between the date hereof and December 31, 1999, the casino forming a part of the Project achieves EBITDAR (as defined in the Amended Partnership Agreement) of at least $10.5 million in respect of any continuous 12 calendar month period, Alliance shall deliver to Messrs. Barrett and Seippel in equal amounts (on a date specified by Alliance, which shall be within 180 days of the end of such 12 calendar month period), at the option of Alliance, an aggregate of $1 million in cash or an aggregate of $1 million worth of Alliance's common stock, par value $.10 per share (the "Common Stock"), based upon a price per share equal to the average of the closing prices of the Common Stock on the Nasdaq National Market (or the then prin-cipal trading market for the Common Stock) for the 30 trading days immediately preceding the day which is two business days prior to the date of issuance, as specified by the Partnership. In the event that Alliance delivers shares of Common Stock, such shares of Common Stock shall be registered for sale under the Securities Act of 1933 (on such form of registration statement as Alliance shall elect) and under applicable state blue sky laws; provided, that RCC shall have entered into such agreements with Alliance and the Partnership (including without limitation, relating to indemnification and the furnishing of information) and executed such other documents and instruments (in form reasonably satisfactory to Alliance) and taken such other actions as shall then be customary for selling stockholders in public offerings of equity securities; it being understood that an agreement in the form previously executed in respect of the S-3 registration statement of Alliance effective on the date hereof in respect of 600,000 shares of Common Stock shall be satisfacto-ry. In the event that Alliance fails to pay such cash amount or cause the shares of Common Stock (as registered as described above) to be issued in a timely manner, as set forth above, such $1 million (or lesser amount as shall be outstanding) shall accrue interest at the lesser of (i) the prime rate as in effect from time to time as announced by Morgan Guaranty Trust Company of New York plus 2% per year and (ii) the maximum rate permitted by applicable law, from and after such 180th day until paid in full.

          (g) On the date hereof, the Partnership shall pay by check $68,750 to Mr. Barrett and $68,750 to Mr. Seippel, consti-tuting repayment of loaned cash advanced by them on the Partnership's behalf as a temporary security for the gaming bond issued prior to casino completion. Such amount may be paid by Alliance on behalf of the Partnership; the Partnership shall immediately reimburse Alliance for such amounts or establish an appropriate inter-company account in respect thereof. Each of RCC and Messrs. Barrett and Seippel, as applicable, hereby assigns, transfers and sets over unto the Partnership (i) all of RCC's and Messrs. Barrett's and Seippel's right, title and interest in and to each bond heretofore established by or in the name of RCC or Messrs. Barrett or Seippel relating to the Pro-ject, including without limitation, those referenced in Section 3 of the June 29, 1994 amendment to the Basic Agreement and (ii) all of RCC's and Messrs. Barrett's and Seippel's rights and benefits under the Management Agreement (as defined below), which the Partnership shall have the right to exercise in the sole discretion of UGR.

          (h)(x) Mr. Barrett owns a house located at 1440 Warrenton Road, Vicksburg, Mississippi which, together with the property on which it is located, is presently under lease to the Partnership. Mr. Barrett hereby grants to the Partnership the right, at the option of the Partnership, (i) to purchase, subject to no liens or encumbrances, his house (and the property on which such house is located and any related rights) for cash or (ii) to enter into at least a three-year lease in respect thereof (with a duration speci-fied by the Partnership) containing an option to purchase at the price set forth below (which option shall be exercisable during the lease term and for a period of 60 days thereaf-
     ter), on the same terms and conditions as the existing lease (at the rental rates presently in effect; provided, that if the Partnership elects a lease which is longer than one year, the monthly rental for periods after such one-year period shall be $100 greater than the monthly rental in effect on the date hereof). The Partnership shall provide to Mr. Barrett notice of such election within 60 days from the date hereof and thereafter the parties shall expedi-tiously proceed to close such transactions. The purchase price, in the event of a purchase, shall be $77,000, which Mr. Barrett represents and warrants to be his actual funded costs of acquisition, with all closing costs to be paid by the Partnership.

          (y) Mr. Seippel owns a house located at Lot 17, Part Lot 18 Walnut Ridge, Vicksburg, Mississippi. Mr. Seippel shall sell and the Partnership shall purchase Mr. Seippel's house (and the property on which such house is located and any related rights) on a date specified by the Partnership which shall be between 10 and 60 days after the date hereof.

     The purchase shall be pursuant to a purchase agreement containing customary terms and conditions, including that the property on which the house is located is subject to no liens or encumbrances or restrictions on the Partnership's intended use thereof. The purchase price shall be $70,000, which Mr. Seippel represents and warrants to be his actual funded costs of acquisition, with all closing costs to be paid by the Partnership.

          (z) The Partnership hereby assigns such option and, when executed, such purchase agreement, to HFS and NGM as additional security for the obligations of the Partnership under the HFS Financing Documents. Messrs. Barrett and Seippel acknowledge that rights under such option and pur-chase agreement may be exercised by HFS and/or NGM in the event that HFS and/or NGM acquires title to the Partnership's land as a result of foreclosure, deed in lieu of foreclosure or otherwise. The Partnership shall notify NGM and HFS of the acquisition or leasing by the Partnership of the aforesaid properties and shall, upon the request of NGM or HFS, cause the Partnership to grant a mortgage encum-bering such properties to NGM and HFS as security for the obligations of the Partnership under the HFS Financing Documents.

          (i) If requested by UGR, Rainbow Development Corpora-tion shall grant to the Partnership, at the cost and expense of the Partnership, but for no additional consideration, non-exclu-sive easements across its land (at such locations as the parties shall reasonably agree) to provide for the construction and usage of a north entrance roadway to the Project.

          2. Certain Advances and Partnership Matters. (a) It is contemplated that certain additional amounts of capital (the "Additional Capital") may be required by the Partnership to fund costs incurred in connection with the completion of the work described in Exhibit C-1, to upgrade the present condition and configuration of the Project, including without limitation, the completion of the restaurant contemplated to be constructed thereat, and to pay to HFS the fee required to be paid by the Partnership pursuant to Section 2(b)(iv) below. UGR and NGM hereby agree to fund to or on behalf of the Partnership an aggregate amount of up to but not in excess of the first $4 million of such Additional Capital in the manner hereinafter set forth. Such $4 million shall be funded 50% by UGR and 50% by NGM on a pari passu basis. The balance of any Additional Capital above $4 million required for the completion, upgrading or working capital of the Project shall be funded solely by UGR in accordance with the applicable provisions of the Amended Partner-ship Agreement, and neither NGM or HFS shall have any obligation to fund or finance any portion thereof. Amounts funded by NGM hereunder shall be evidenced by the Class B Note in the principal amount of $2 million issued by the Partnership to NGM in the manner specified in the Amended Partnership Agreement. Amounts funded by UGR hereunder and under the Amended Partnership Agree-ment, together with certain accrued and unpaid amounts owed by the Partnership to UGR or its affiliates, shall be evidenced by the Class B Note in the principal amount of $3.5 million issued by the Partnership to UGR in the manner specified in the Amended Partnership Agreement. UGR shall establish appropriate inter-company accounts with such affiliates in respect thereof.

          (b) The parties agree that the first $4 million of Additional Capital shall be utilized by the Partnership and shall be funded to or on behalf of the Partnership as follows:

          (i) On the date hereof, the Partnership shall pay or be deemed to have paid to NGM the sum of $1,141,000 (the "Completion Payment") in consideration of NGM's undertaking to complete and pay for the Exhibit C-1 work in accordance with the provisions hereof. UGR shall fund 50% of such Completion Payment to, or as otherwise directed by, NGM and NGM shall be deemed to have funded on the date hereof the remaining 50% of such Completion Payment on a pari passu basis. The Partnership shall be indebted, on the date hereof, to each of UGR and NGM the amount of $570,500 (plus the applicable additional amount under clause (iv) below) in respect of each's Class B Note in connection with such funding of the Completion Payment.

          (ii) The Partnership shall pay to or as directed by UGR an amount up to but not in excess of $950,000 to be utilized for the payment of costs and expenses as and when incurred in its sole discretion in connection with the completion of the restaurant at the Project in accordance with the provision hereof. NGM shall fund 50% of such amounts as and when incurred based upon draw requests sub-mitted in accordance with the provisions hereof. The re-maining 50% of such amounts shall be deemed funded by UGR on a pari passu basis as and when actually incurred. The Partnership shall be indebted to each of UGR and NGM in the amounts funded under this clause (ii) in respect of each's Class B Note.

          (iii) An amount up to the difference between $2,359,000 and the amount actually funded under clause (ii) above shall be funded 50% by UGR and 50% by NGM (on a pari passu basis) to the Partnership based upon draw requests submitted in accordance with the provisions hereof for additional costs and expenses, including working capital, incurred by the Partnership in connection with the Project, which additional costs and expenses shall be subject to the reasonable approval of NGM and UGR. The Partnership shall be indebted to each of UGR and NGM in the amounts funded under this clause (iii) in respect of each's Class B Note.

          (iv) The Partnership shall pay to HFS in the manner hereinafter set forth a fee in the aggregate amount of $500,000 (the "Waiver Fee") in consideration of the waiver by HFS of certain defaults under the HFS Financing Documents in accordance with the provisions of Section 3(c) below. Contemporaneously with any funding under clauses (i), (ii) and (iii) above, the Partnership shall pay to HFS a portion of the Waiver Fee in an amount equal to the amount of such funding multiplied by .142857; the final installment of the Waiver Fee shall be paid not later than September 30, 1995 irrespective of whether the full $4 million committed to be funded hereunder has been funded by such date. The Waiver Fee shall be funded 50% by UGR and 50% by NGM. The Partner-ship shall be indebted to each of UGR and NGM in the amounts funded under this clause (iv) in respect of each's Class B Note.

          Amounts under clauses (ii), (iii) and (iv) shall be funded within three business days of receipt by NGM and UGR of a draw request, in form reasonably satisfactory to each of NGM and UGR, setting forth a reasonably detailed use of proceeds of each such draw request, together with such supporting documents as the parties shall deem reasonable or appropriate; provided, that NGM shall have the right solely with respect to fundings under clause
(iii) (and as clause (iv) is affected thereby) to reasonably approve the expenditure of such funds and that NGM's review of draw requests submitted under clause (ii) shall be limited solely to verification that such amounts have been expended in connec-tion with the restaurant. In the event NGM shall reasonably object to expenditure of funds under clause (iii) above, NGM and UGR shall expeditiously meet and use their best efforts to resolve such dispute.

          (c) In the event that NGM shall fail to fund any amounts hereunder for any reason, UGR shall have the right to fund such amounts in its sole discretion and the Partnership shall be indebted to UGR in respect thereof under the Class B
Note issued to UGR as provided in the Amended Partnership Agree-ment. UGR shall be permitted to fund amounts to the Partnership in excess of the amounts provided for in this Agreement in its sole discretion and the Partnership shall be indebted to UGR under the Class B Note issued to UGR up to the maximum principal amount thereof, as provided in the Amended Partnership Agreement. In no event shall UGR have the right hereafter to fund monies to the Partnership in respect of Additional Capital in excess of the aggregate of (A) the difference between (i) $3.5 million and (ii) $935,052, which is
                              9
the amount evidenced by the Class B Note in respect of accrued and unpaid amounts owed by the Partnership to UGR on the date hereof, and (B) any amounts funded by UGR upon failure by NGM to fund amounts required to be funded by NGM hereunder, unless such fundings are made expressly subordinate in right of payment to the Class B Notes issued to NGM as of the date hereof.

          (d) RCC, the Partnership and Messrs. Seippel and Barrett acknowledge and agree that in accordance with the provi-sions of the Basic Agreement and the Partnership Agreement, Alliance is owed accrued and unpaid United Royalties (as defined therein) and certain other amounts in the aggregate amount of $935,052, as set forth in Exhibit A to the Amended Partnership Agreement. The Partnership is indebted to UGR in such amount under the Class B Note issued to UGR. Alliance and UGR hereby waive any and all future rights to any United Royalty all of which are prospectively terminated effective as of the date of this Agreement; it being understood that all references to the United Royalty or royalties payable under the Basic Agreement or Partnership Agreement are hereby deleted. Nothing in the forego-ing waiver shall affect the validity and enforceability of the Class B Note issued to UGR.

          (e) Each of the Class A Note and the Class B Notes shall have an equal priority in payment and none of such Notes shall be senior or subordinate to the others. Payments on the Notes shall be made on a pari passu basis; it being understood that in the event that less than the entire amount due and owing in respect of the Notes is available for payment or otherwise collected by the holders of the Notes, such pari passu payment shall be determined, with respect to each Note, by multiplying the total amount available for payment in respect of all Notes by a fraction, the numerator of which shall be the amount then due and owing under such Note, and the denominator of which shall be the aggregate amount then due and owing under all of the Notes. Each of UGR and NGM (so long as it is a holder of a Note) and any successor holders shall hold all payments received or collected in respect of the Notes in excess of its pro rata share, as described above, in trust for the benefit of the other and shall promptly remit any such excess to the other Note holder. By its signature below and acceptance of a Note, each holder of any of the Notes agrees that it shall not accelerate the indebtedness evidenced by any Note by reason of a payment default or otherwise or seek to enforce payment of interest on or principal of such holders' Note during any period of time that the Partnership does not have sufficient cash available to make any such payment; rather, the amount of any unpaid installment of interest and/or principal shall accrue (at the lower of the rate otherwise in effect under the Notes plus 2% per year and the maximum rate permitted by applicable law) and shall be payable at such time that sufficient Partnership cash is available, as determined by UGR in its capacity as general partner in the Partnership; provided, that the foregoing forbearance shall not be applicable in the event that the Partnership causes any distribution to be made to the partners in the Partnership (in such capacities) at such time that any such payment of interest on or principal of any Note is in arrears. The Partnership shall promptly inform UGR and NGM of any anticipated payment default under the Notes and shall substantiate the inadequacy of cash available to make payments on the Notes in a manner reasonably satisfactory to UGR and NGM.

          (f) UGR and the Partnership acknowledge and agree that, subject to the provisions of Section 9.11 of the Amended Partnership Agreement relating to confidentiality, during such time that its Class B Note is outstanding, NGM shall have the right to receive copies of all books and records, audits and reports generated by the Partnership, including those reports required to be prepared and supplied to the Partners under
Article VII of the Amended Partnership Agreement. NGM shall be provided reasonable access to such books and records, at reason-able times on reasonable notice, during such time that its Class B Note is outstanding.

          3. National Gaming and HFS Matters. (a) In consider-ation of the payment of the Completion Payment, NGM shall comply with the covenants set forth in Section 1(c) above. As addition-al consideration of the payment of the Completion Payment, NGM shall indemnify and hold harmless Alliance and its affiliates and their respective directors, officers, employees and their respec-tive agents (collectively, the "Indemnified Persons") in accor-dance with the provisions of Section 3(b) below.

          (b) NGM hereby agrees, upon demand of any Indemnified Person, to indemnify and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements (including without limitation, the reasonable fees and expenses of counsel for such Indemnified Persons), which any Indemnified Person may or shall incur direct-ly as a result of the breach by NGM of the provisions of clauses
(i) or (ii) of Section 1(c) above; it being understood that NGM shall not be liable for any consequential damages or loss of profits. The obligations under clauses (i) or (ii) of Section 1(c) above are hereafter called the "Indemnified Liabilities"). To the extent that the foregoing indemnification may be unen-forceable because it is violative of any application law or public policy, NGM shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Person. The foregoing indemnity shall be binding upon any entity with or into which NGM may merge or consolidate or which may acquire all or substantially all of the business or assets of NGM.

          (c) RCC, Alliance, UGR and the Partnership hereby acknowledge and agree that RCC and the Partnership are in default under the HFS Financing Documents and HFS and NGM are entitled to pursue remedies under the HFS Financing Documents as a result of thereof. At the request of RCC, Alliance, UGR and the Partner-ship and in consideration of payment by the Partnership to HFS of the Waiver Fee, HFS and NGM hereby waive any and all defaults or breaches thereunder as a result of the failure to complete the Remaining Work by the Remaining Work Completion Date (each as defined in the August 11, 1994 amendment to the HFS Financing Agreement (as hereinafter defined)); such waiver and forbearance being effective through and including June 30, 1995; provided, that in no event shall HFS or NGM have the right to declare a default under the HFS Financing Agreement as a result of the failure to complete any item of work for which NGM is responsible under Section 1(c) hereof. In addition, HFS and NGM each repre-sents and warrants that, to its knowledge, there is no default or breach under the HFS Financing Agreements other than as set forth above.

          (d) The term "HFS Financing Agreement" as used herein shall mean that certain Casino Financing Agreement dated August 3, 1993 between Hospitality Franchise System, Inc. (successor by merger to HFS Brands, Inc.) and RCC, as amended by letter agree-ment dated as of February 25, 1994 and as further amended by letter agreement dated as of August 11, 1994. The HFS Financing Agreement is hereby amended as follows:

          (i) Section 4(g) of the HFS Financing Agreement, as set forth in paragraph 8 of the February 25, 1994 letter amend-ment is hereby deleted in its entirety and the following substi-tuted therefor:

               (g) Notwithstanding the actual amount which may or shall become due and payable under paragraph 4(f) above, NGM (successor in interest to HFS with respect to the Loan) and HFS hereby expressly agree that in the event of any foreclosure proceeding, exercises of the right of power of sale or similar proceeding or exercise of remedies under the documents securing the Loan and the HFS Royalty at any time that any principal, interest or other sums remain outstand-ing under the Loan (as opposed to the time that such princi-pal, interest and other sums have been repaid and according-ly only the obligation to pay the HFS Royalty remains out-standing), the "Net Proceeds" realized upon any such fore-closure sale, exercise of the right of power of sale or similar proceeding shall be distributed as follows:

                 (i) first, to pay to National Gaming Mississip-pi, Inc. ("NGM") all accrued and unpaid interest, principal and other sums due and owing with respect to the HFS Loan;

                (ii)  second, to pay to HFS all accrued and
          unpaid HFS Royalty amounts due and payable under para-graphs 4(b) and 4(d) above;

               (iii) third, to pay to UGR and NGM all accrued and unpaid interest on and the outstanding principal amount of the Notes on a pari passu basis determined in accordance with Section 2(e) of a Consolidation Agree-ment among RCC, the Partnership, Alliance Gaming Corpo-ration, HFS and certain other parties dated as of March 29, 1995; and

               (iv) fourth, to HFS and the Partnership, on an equal priority basis, in accordance with the following formula: (a) one-third of such remaining Net Proceeds shall be payable to HFS in respect of the HFS Liquidat-ed Royalty Amount (the "HFS Amount"); (b) the remainder of the Net Proceeds shall be paid to the Partnership, to be distributed in accordance with the Amended Part-nership Agreement dated March 29, 1995.

               The term "Net Proceeds" shall mean the cash pro-ceeds received from a foreclosure sale or exercise of simi-lar remedy with respect to the Project and other collateral, including the Barges, relating solely to the Casino minus all applicable reasonable fees and expenses incurred by HFS in connection with the foreclosure. It is expressly under-stood that the special distribution of proceeds set forth in this paragraph 4(g) is intended to apply solely with respect to the distribution of proceeds relating to a foreclosure with respect to the Project and the other collateral relat-ing solely to the Project and not the proceeds realized with respect to enforcement of remedies against the Development Site. HFS, NGM, UGR, the Partnership and Alliance acknowl-edge that pending distribution of the Net Proceeds each shall hold such Net Proceeds in trust for the others respec-tively, to the extent provided above and shall promptly cause the distribution of the same in the manner set forth above.

          (ii) Section 10 of the August 11, 1994 letter agree-ment constituting a part of the HFS Financing Agreement is hereby amended by deleting paragraphs (f), (g) and (h) thereof and substituting the following therefor:

               (f) if Development Corp., the Vicksburg Partner-ship or any general partner of the Vicksburg Partnership shall make an assignment for the benefit of creditors;

               (g) if a court of competent jurisdiction enters a decree or order for relief with respect to any of Develop-ment Corp., the Vicksburg Partnership or any general partner in the Vicksburg Partnership under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee,
                              13
     trustee, sequestrator (or similar official) of any of Development Corp., the Vicksburg Partnership or any general partner of the Vicksburg Partnership, or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of any of Development Corp., the Vicksburg Partnership or any general partner of the Vicksburg Partnership;

               (h)  if any of the Development Corp., the
     Vicksburg Partnership or any general partner in the Vicksburg Partnership files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if any of Development Corp., the Vicksburg Partner-ship or any general partner of the Vicksburg Partnership consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any of Development Corp., the Vicksburg Partnership or any general partner of the Vicksburg Partnership, or of any substantial part of their properties, or if any of Develop-ment Corp., the Vicksburg Partnership or any general partner of the Vicksburg Partnership fails generally to pay their debts as such debts become due, or if any of Development Corp., the Vicksburg Partnership or any general partner of the Vicksburg Partnership takes any action in furtherance of any action described in this subparagraph.

          (iii) The parties acknowledge that UGR has succeeded to the interest of RCC as general partner in the Partnership.
The HFS Financing Agreement is therefore amended to provide, in substance, that (A) UGR shall have the right to perform any covenant or agreement to be performed by RCC or the Partnership under the HFS Financing Agreement (provided, that UGR shall not take any action which would create an obligation or liability on the part of RCC), (B) all rights and powers exercisable by RCC as general partner of the Partnership or otherwise under the HFS Financing Agreement shall be exercisable by UGR, as general partner, and (C) all notices to be given or received by the Partnership shall be given and received by UGR, as general partner of the Partnership.

          (iv) Except as otherwise provided above, the HFS Financing Agreement and all documents executed and delivered in connection therewith remain in full force and effect and unmodi-fied. RCC, UGR, Rainbow Development Corporation and the Partner-ship certify to NGM and HFS that there is outstanding on the HFS Loan as of February 28, 1995, the principal amount of $9,289,065, with interest accrued and unpaid thereon from February 28, 1995; the HFS Financing Agreement and all documents executed and delivered in connection therewith are valid, binding and enforce-able in accordance with their respective terms and provisions, and there are no counterclaims, defenses or offsets which may be asserted with respect thereto, or which may in any manner affect the collection or collectibility of the principal, interest and other sums (including the HFS Royalty) evidenced and secured thereby, nor is there any basis whatsoever for any such counter-claim, defense or offset. RCC, UGR, Rainbow Development Corpora-tion, the Partnership and Messrs. Barrett and Seippel acknowledge and agree that in connection with any enforcement proceeding by HFS or NGM under or in respect of the HFS Financing Agreement or any document executed and delivered in connection therewith or otherwise, no defense, counter or cross claim, suit or proceeding shall be interposed or maintained by such persons or entities relating to lender liability, equitable subordination or any similar theory (e.g., relating to a claim that the indebtedness of HFS Royalty ought to be released, limited or subordinated) as a result of the execution and delivery of this Agreement, the completion of a portion of the Project by NGM in accordance with this Agreement or other actions taken by HFS or NGM in connection with this Agreement and the transactions contemplated thereby.

          4. Alliance Matters. In consideration of the monies to be funded to UGR in accordance with Section 2(b)(ii) hereof, UGR shall complete and pay for the construction of the restau-rant, walkways and canopies (including the walkways and canopies provided to be constructed for the benefit of AP Hotels of Mississippi, Inc. under its ground lease with the Partnership) and any other work described on Exhibit C-2 hereto, in a good and workmanlike manner free and clear of all liens connected with or arising from the completion or construction of such work. UGR shall use commercially reasonable efforts, subject to force majeure, to cause the restaurant to open for business not later than June 30, 1995. The foregoing obligations as well as UGR's obligations under Section 2 above shall, by execution of this Agreement, be guaranteed by Alliance (and shall be binding upon any entity with or into which Alliance may merge or consolidate or which may acquire all or substantially all of the business or assets of Alliance).

          5. Releases; Etc. On the date hereof, Alliance and UGR are delivering to RCC and Messrs. Barrett and Seippel a release in the form attached hereto as Exhibit B-1 hereto and RCC and Messrs. Barrett and Seippel are delivering to Alliance and UGR a release in the form attached hereto as Exhibit B-2 hereto.

          6.  Miscellaneous.  (a)   Expenses.  Except as set
forth in Exhibit C-1 hereto, each of the parties shall bear its own out of pocket legal and other expenses in connection with the preparation, negotiation and execution of this Agreement, the Amended Partnership Agreement and any related documents or instruments.

          (b) Governing Law; Modification. This Agreement shall be governed by and construed in accordance with the inter-nal laws of the State of Mississippi, without regard to princi-ples of conflicts of law. This Agreement shall not be modified or amended except in writing signed by all parties hereto.

          (c) Survival. The respective representations, warran-ties and agreements of each of the parties contained in this Agreement shall survive the consummation of the transactions contemplated hereby and thereby.

          (d) Further Assurances. Each party shall hereafter execute and deliver all additional documents or instruments and take all further actions as shall be reasonably necessary or ap-propriate in furtherance of or better to assure the rights granted under this Agreement and the Amended Partnership Agree-ments.

          (e) Gaming Approvals. No payment shall be made hereunder or right granted to any person or entity if such payment or granting of such rights would be in violation of applicable laws or regulations or necessitate a finding of suitability that has not been obtained; in such event each of the parties shall in good faith negotiate and as appropriate any necessary amendments or modifications to this Agreement and/or the Amended Partnership Agreement.

          (f) Assignment and Successors. Subject to Section 6(e) above and the Amended Partnership Agreement, Alliance, UGR, NGM and RCC and the Partnership shall have the right to assign all or any of their respective rights hereunder or under the Amended Partnership Agreement to any other person or entity; provided, that each of the parties hereto shall remain liable in respect of its obligations hereunder. This Agreement and the rights and obligations of the parties hereto shall inure to the benefit of and be binding upon their respective successors and assigns.

          (g) Notices. All notices hereunder shall be in writing and shall be furnished in the manner provided in the Partnership Agreement; provided, that any notice to NGM or HFS shall be provided to c/o National Gaming Corporation, 339 Jeffer-son Road, Parsippany, New Jersey 07054, with a copy to Battle Fowler, 75 East 55th Street, New York, New York 10022; attention:
Mary Ann Villari, Esq.

          (h) Jurisdiction. Each of the parties hereto irrevo-cably submits to the non-exclusive jurisdiction of any federal court sitting in Jackson, Mississippi or Vicksburg, Mississippi and any appellate court therefrom over any controversy arising out of this Agreement.

          (i) Management Agreement. Except as set forth herein, the Management Agreement dated as of October 28, 1993 among the Partnership, Mississippi Ventures, Inc. and RCC (the "Management Agreement"), shall remain in full force and effect as originally stated and as amended.

          (j) Amendment. In amending the Partnership Agreement, it is the intention of the parties to adjust their roles and interests in the Partnership and the parties agree to so treat the amendments as such, and not as a purchase or sale of inter-ests in the Partnership.

          (k) Counterparts. This Agreement may be executed in counterparts, and by facsimile signature; each such counterpart shall be deemed to be an original instrument and all of which counterparts together shall be deemed to be one and the same instrument.

          (l) Due Authority; Etc. Each of the parties hereto represents and warrants to the others, as applicable, that it is duly authorized to enter into this letter agreement and the execution and delivery of such agreements and the consummation of the transactions contemplated thereby, (i) have been duly and validly authorized by all necessary or appropriate corporate actions, and (ii) do not and will not violate any applicable laws or regulations, contracts or agreements to which such party is bound or its respective organizational documents.

          In Witness Whereof, the parties have entered into this Agreement effective as of the date hereof.

                                  The Rainbow Casino Corporation



                                  By:/s/Leigh Seippel
                                     Name:  Leigh Seippel
                                     Title:  President

                                  Alliance Gaming Corporation



                                  By:/s/Steve Greathouse
                                     Name:  Steve Greathouse
                                     Title:  President and CEO

                                  United Gaming Rainbow



                                  By:/s/Steve Greathouse
                                     Name:  Steve Greathouse
                                     Title:  President

                                  National Gaming Mississippi,
                                   Inc.



                                  By:/s/James E. Buckman
                                     Name:  James E. Buckman
                                     Title:  Vice President

                                  HFS Gaming Corp.



                                  By:/s/ James E. Buckman
                                     Name:  James E. Buckman
                                     Title:  Executive Vice
                                               President

                                  Rainbow Casino-Vicksburg
                                   Partnership, L.P.

                                  By:  United Gaming Rainbow, its
                                        general partner



                                       By:/s/Steve Greathouse
                                          Name:  Steve Greathouse
                                          Title: President

Messrs. Barrett and Seippel join in this Agreement for the limited purpose of Sections 1(b), 1(c), 1(d), 1(e), 1(f), 1(g),
1(h), 3(d), 5 and 6.


                                  /s/John A. Barrett, Jr.
                                  John A. Barrett, Jr.


                                  /s/Leigh Seippel
                                  Leigh Seippel

Rainbow Development Corporation joins in this Agreement for the limited purposes of Sections 1(i) and 3(d) above.

                                  Rainbow Development Corporation



                                  By:/s/Leigh Seippel
                                     Name:  Leigh Seippel
                                     Title:  President

National Gaming Corp. hereby irrevocably and unconditionally guarantees the obligations of National Gaming Mississippi, Inc. under the above agreement and acknowledges that such obligation shall be binding upon any entity with or into which National Gaming Corp. may merge or consolidate or which may acquire all or substantially all of the business or assets of National Gaming Corp.

                                  National Gaming Corp.



                                  By:/s/James E. Buckman
                                     Name:  James E. Buckman
                                     Title:  Vice President

The undersigned agrees to Section 1(e) above.

                                  Doyle & Bachman



                                  By:/s/James D. Bachman
                                     Name:  James D. Bachman
                                     Title: Partner

                                           Exhibit A to
                               Consolidation Agreement


                RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
                    (A Mississippi Limited Partnership)


          THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of March 29, 1995 (the "Agreement"), is entered into by and between United Gaming Rainbow, a Nevada corporation ("UGR"), as general partner, and The Rainbow Casino Corporation, a Mississippi corporation, as limited partner ("RCC" or the "Limited Partner").


                             R E C I T A L S :


          A. RCC, as general partner, and UGR, as limited partner, are partners in a limited partnership pursuant to the Mississippi Limited Partnership Act, Secs. 74-14-101 et seq. of the Mississippi Code of 1972, as amended (the "Mississippi Act"), pursuant to an Amended and Restated Limited Partnership Agreement dated as of July 16, 1994 (the "Original Agreement"), which carried forward the Partnership. UGR and RCC desire to amend and restate the Original Agreement, pursuant to the Mississippi Act and upon the terms and conditions set forth in this Agreement, to effect the changes set forth herein, including without limita-tion, by UGR being and becoming the general partner in the Partnership and RCC being and becoming the Limited Partner.

          B. Pursuant to the Original Agreement, the Partner-ship issued to UGR Special Limited Partnership Interests (as defined therein) in the aggregate amount of $3.25 million, as more particularly provided therein. Pursuant to the Consolida-tion Agreement (as defined below) and as provided in Section 4.04 below, such Special Limited Partnership Interests shall be cancelled and in exchange therefor the Partnership is issuing to UGR on the date hereof a Class A Note (as defined below) in the principal amount of $3.25 million. In addition, pursuant to the Consolidation Agreement, amounts in respect of accrued and unpaid royalties payable to UGR, accrued and unpaid amounts in respect of Distributions (as defined below) in respect of, and Redemp-tions (as defined below) of, such Special Limited Partnership Interests and certain other accrued and unpaid amounts, through and including the date hereof, in the aggregate amount of $935,052 (as set forth in Exhibit A hereto), shall hereafter constitute an obligation of the Partnership which shall consti-tute a portion of the indebtedness evidenced by the Class B Note (as defined below) in the maximum principal amount of $3.5 million issued on the date hereof by the Partnership to UGR.

          C.   The Partnership is also issuing to National Gaming
Mississippi, Inc., a Delaware corporation  ("NGM"), a Class B
Note in the maximum principal amount of $2 million pursuant to the Consolidation Agreement.


                            A G R E E M E N T :

          The parties agree that the Original Agreement shall be amended and restated as follows:

                    Article I:  Organizational Matters

           1.01 Formation; Etc. UGR and RCC hereby agree to continue as partners (sometimes referred to herein as the "Part-ners") in continuation of the Partnership under the Mississippi Act as described in Recital A above. On or prior to the date hereof (or within five business days hereafter), UGR and RCC have caused (or shall cause) to be filed an amended certificate of limited partnership (a "Certificate") in the office of the Secretary of State of the State of Mississippi reflecting the fact that UGR is the general partner and RCC is the limited partner in the Partnership. Failure to effect such filing in a timely manner shall not affect the Partners' respective rights or obligations hereunder.

          1.02 Partners. UGR shall, from and after the date hereof, be the sole general partner in the Partnership (the "General Partner"). RCC shall, from and after the date hereof, be the sole Limited Partner. Each additional Limited Partner, if any, upon execution and delivery of a counterpart of this Agree-ment, as provided for herein, shall become a limited partner in the Partnership and shall be reflected as such on the books and records of the Partnership. UGR shall not admit any other Person as a Partner if the effect thereof is to reduce amounts otherwise payable to RCC hereunder, as provided herein.

          1.03 Documents. The Partners acknowledge and ratify the filing of each Certificate by UGR and RCC and, after the execution and delivery of this Agreement, the General Partner shall cause to be filed such other certificates or filings as may be required for the operation of a limited partnership in the State of Mississippi. The General Partner shall thereafter file any necessary amendments to the Certificate, and shall otherwise do all things necessary or appropriate for the maintenance of the Partnership as a limited partnership under the laws of the State of Mississippi.

          1.04 Name. The Partnership's name is "Rainbow Casino-Vicksburg Partnership, L.P." The Partnership's business shall be conducted under the name "Rainbow Casino-Vicksburg Limited Partnership" or under any other name or names reasonably deemed advisable by the General Partner from time to time, including without limitation, the name of the General Partner or any

Affiliate thereof or any trade style or trade names.  The words
"Limited Partnership" or letters "L.P." shall be included in the name of the Partnership where necessary to comply with the laws of any jurisdiction that so requires.

          1.05 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Mississippi shall be located at 1440 Warrenton Road, Vicksburg, Mississippi 39180. The principal office of the Partnership shall be c/o Alliance Gaming Corpora-tion, 4380 Boulder Highway, Las Vegas, Nevada 89121, or such other place in the United States as may from time to time be reasonably designated by the General Partner (provided, that the General Partner shall not charge any overhead in respect of such office if not maintained at the Project site, except as reflected in the management fee under the Management Agreement (as in effect on the date hereof)). The General Partner shall give prompt written notice of any such change to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Mississippi as the General Partner deems desirable or advisable.

          1.06 Duration. The Partnership has commenced opera-tions prior to the date hereof and shall continue until December
31, 2010, unless earlier terminated pursuant to Article VII or extended pursuant to Article V hereof.

          1.07 Purposes and Powers. The Partnership is orga-nized for the object and purpose of conducting, operating and disposing of the Rainbow Business, and to engage in all such activities and transactions as are reasonably related to or incidental to the foregoing. In the event that the General Partner proposes to enter into any transaction or series or related transactions on behalf of the Partnership that are material to the Rainbow Business with Alliance Gaming Corporation or any of its Affiliates (other than the Partnership), the General Partner shall notify the Limited Partner of such proposed transaction (together with a reasonably detailed written descrip-tion thereof), and the Limited Partner shall have the right to consent (in its reasonable discretion) to the fact that the economic terms of such transaction are no less favorable to the Partnership than the terms on which such a transaction would have been effected with an unaffiliated third party; it being under-stood that failure to respond to such General Partner's notice within 10 days thereof shall constitute the Limited Partner's consent. The Rainbow Business shall not be conducted by the General Partner other than through the Partnership. The Partner-ship may conduct and operate the Rainbow Business through divi-sions or other formats, utilizing trade styles or trade names. The Partnership shall have all powers necessary or incidental, suitable, desirable or convenient for the accomplishment of the aforesaid purposes as limited above, alone or with others, as principal or as agent.

          1.08 Power of Attorney. Subject to Section 1.07 above, the Limited Partner hereby constitutes and appoints the General Partner and each of its authorized officers and attor-neys-in-fact, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in a manner not prohibited by this Agreement, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, documents and other instruments that the General Partner deems necessary or appropriate to form, qualify or continue the exis-tence or qualification of the Partnership as a limited partner-ship in the State of Mississippi. The foregoing power of attor-ney is irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, dissolution, bankruptcy or termination of the Limited Partner or the transfer of all or any portion of the Limited Partner's Interest and shall extend to the Limited Partner's successors and assigns.

          1.09 Ownership of Property. Legal title to all assets, rights and property (including without limitation, all cash and cash deposits in whatever form held, including in gaming machines), whether real, personal or mixed and whether tangible or intangible, acquired by the Partnership shall be acquired, held, owned and subsequently conveyed in the name of the Partner-ship and no Partner, individually or collectively, shall have any ownership interest in such partnership properties or any portion thereof. Subject to Section 1.07 above, (a) the Partnership shall have the power to acquire, own, lease, sublease, manage, operate, hold, deal in, control or dispose of any interest in real property constituting part of the Project and (b) the Partnership shall also have the power to acquire, own, hold, manage, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of the stock of or other interest in any Person, foreign or domestic.

                         Article II:  Definitions

          For the purposes of this Agreement, the following terms shall have the following meanings:

          "Affiliate" of any Person means any other person Controlled by, Controlling or under common Control with such first Person, including without limitation, directors, officers, employees, stockholders and agents of such first Person or any other Person Controlled by, Controlling or under common Control with such first Person. "Control," "Controlling" or "Controlled" as to any Person shall mean the possession, directly or indi-rectly, of the power to direct or cause the direction of the management and/or policies of such Person, whether through ownership of voting securities or partnership interests, by agreement or understanding or otherwise.

          "Alliance Agreements" shall mean the Basic Agreement dated as of October 28, 1993 among Alliance Gaming Corporation (formerly known as United Gaming, Inc.), The Rainbow Casino Corporation, John A. Barrett, Jr. and Leigh Seippel, as amended to date by agreements among such Persons and certain other Persons, including by the Consolidation Agreement.

          "Allowed Deductions" shall mean deductions from Net
Cash Flow consisting of :

          (i) NGM and/or HFS royalties and interest and princi-pal in respect of the HFS Financing Agreements, each as provided for in the HFS Financing Agreements as presently in effect;

          (ii) interest and principal in respect of the existing obligations of the Partnership to International Game Tech-nology, Inc. or any of its affiliates, as presently in effect;

          (iii) interest and principal in respect of existing obligations to the Partnership to Kossens, Inc. or any of its affiliates, as presently in effect;

          (iv)  interest and principal in respect of the Class A
     Note issued by the Partnership on the date hereof to UGR in the maximum principal amount of $3.25 million; it being understood that from and after the date hereof no further royalty shall accrue in respect of any Special Limited Partnership Interests or under the Alliance Agreements in any circumstance, the maximum principal amount of Class A Notes to be given effect for purposes of computation of the Net Cash Flow from which the RCC Interest is payable being $3.25 million; and

          (v) interest and principal in respect of the Class B Notes issued by the Partnership on the date hereof to UGR and NGM in the amounts of $3.5 million and $2 million, respectively; such Class B Notes being for purposes of funding Permitted Capital Expenditures in the aggregate of up to but not in excess of $5.5 million, such that the maxi-mum principal amount of the Class B Notes for purposes of computation of Net Cash Flow from which the RCC Interest is payable being $5.5 million or such lesser amount as shall have been funded in respect of such Class B Notes, in con-formity with the terms of this Agreement and the Consolida-tion Agreement.

          In calculating Allowed Deductions it is agreed that the General Partner is authorized to amend the terms of the indebted-ness and other items in clauses (i) through (v) above or to obtain substitute, replacement or additional financing in respect of the Project, each, in the General Partner's sole discretion; provided, that, notwithstanding any such action or any other recapitalization of the Partnership, or any other action of the Partnership or the General Partner, the RCC Interest shall continue to be calculated solely based upon Net Cash Flow calcu-lated based on the provisions set out above in this definition, throughout the term of the RCC Interest and based on a maximum aggregate principal amount of Notes of $8.75 million to be repaid in accordance with their terms, as provided herein.

          "Class A Note" shall mean the Class A Note issued by the Partnership to UGR on the date hereof in accordance with
Section 4.04 hereof in the maximum principal amount of $3.25 million.

          "Class B Note" shall mean each of the Class B Notes issued by the Partnership to UGR and NGM on the date hereof in accordance with Section 4.04 hereof in the maximum principal amounts of $3.5 million and $2 million, respectively. The Class B Notes shall accrue interest on and the principal amounts thereunder shall be repayable solely based upon the amounts funded or deemed funded by UGR and NGM hereunder and under the Consolidation Agreement. As of the date hereof, the Partnership has incurred indebtedness to (and such amounts shall be deemed funded by) (a) UGR in the amounts of $935,052 in respect of accrued and unpaid amounts described on Exhibit A hereto and $651,999.92 as provided in Section 2(b) of the Consolidation Agreement and (b) NGM in the amount of $651,999.92 as provided in the Consolidation Agreement. The Class B Notes shall be subject to the final sentence of Section 3.04 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.

          "Consolidation Agreement" shall mean the Consolidation Agreement dated as of the date hereof among RCC, NGM, HFS Gaming Corp., a Delaware corporation, Alliance Gaming Corporation, UGR and, as to certain matters, John A. Barrett, Jr., Leigh Seippel, Rainbow Development Corporation, a Mississippi corporation, and National Gaming Corp., a Delaware corporation, and Doyle & Bachman, a law partnership.

          "EBITDAR" shall mean earnings from the Project, before giving effect to depreciation, amortization, interest and princi-pal payments (including payments of interest on and principal of the HFS Financing Agreements to HFS or NGM or any of their respective Affiliates and payments of interest on and principal of the Notes), royalties payable to HFS, capital expenditures, and federal, state and local taxes (provided that such taxes are not paid by the Partnership)(but after giving effect to specifi-cally gaming-related taxes, which shall constitute a deduction from earnings of the Partnership), all as determined in accor-dance with generally accepted accounting principles, consistently applied.

          "Event of Withdrawal" shall mean, with respect to the General Partner, any bankruptcy or insolvency of the General
Partner and the events specified under Section 79-14-402(a) of the Mississippi Act.

          "Gross Gaming Revenues" shall mean gaming revenues derived from the casino forming a part of the Project, in accor-dance with generally accepted accounting principles, consistently applied, i.e., for any applicable period, the amounts retained by such casino in respect of players' wagers, less payments to winning players and all applicable gaming taxes.

          "HFS" shall mean Hospitality Franchise Systems, Inc. or any of its Affiliates (and shall include NGM or any of its Affiliates); "HFS Financing Agreements" shall mean the various financing agreements, marketing and servicing agreements and other documents and instruments in effect on the date hereof among the Partnership, either of the Partners (or any of their respective Affiliates) and HFS or NGM, as amended or supplemented and in effect from time to time.

          "Interest" shall mean, as to each Partner, all applica-ble rights of such Partner under this Agreement.

          "Management Agreement" shall mean the Management
Agreement dated as of October 28, 1993 among Mississippi Ven-tures, Inc., the Partnership, RCC, John A. Barrett, Jr. and Leigh
Seippel, as amended to date.

          "Net Cash Flow" shall mean EBITDAR of the Project, on a freestanding basis, exclusive of any overhead, service or other charges of the General Partner, Alliance Gaming Corporation or any Affiliate thereof (other than the Partnership, as permitted by this Agreement) other than the Management Fee (as presently in effect and as provided for in the Management Agreement, including any incentive or performance based management fees), prepared on a consistently applied generally accepted accounting principles basis for the Project, less deductions for, but only for Allowed Deductions.

          "Net Income" or "Net Loss" for any taxable year shall mean the taxable income or the taxable loss of the Partnership for such taxable year as determined for U.S. federal income tax purposes.

          "Notes" means, collectively, the Class A Note and the
Class B Notes.
                              7

          "Permitted Capital Expenditures" shall mean expendi-tures made by UGR or NGM or any of their respective Affiliates to or as directed by the Partnership or otherwise designated by the General Partner (in its sole discretion) in connection with the Project or the Rainbow Business, whether from the cash available in or generated by the Project or from UGR's or NGM's or such Affiliates' own or borrowed funds, and in each case, whether or not such expenditures are, in accordance with generally accepted accounting principles, properly classified as capital expendi-tures; provided, that the aggregate amount of such expenditures (including the amount provided to be expended under the Consoli-dation Agreement) shall not have exceeded the difference between $5.5 million and the amount funded on the date hereof in respect of the Class B Notes (i.e., $2,239,051.84), from and after the date hereof. Nothing herein shall limit UGR's ability to fund additional amounts to the Project so long as such additional amounts are not evidenced by a Class B Note.

          "Person" shall mean any individual, company, corpora-tion, association, governmental or quasi-governmental authority or other entity.

          "Project" shall mean a dockside casino, restaurants, concessions and related activities in Vicksburg, Mississippi
(including the contiguous family entertainment park and hotel).

          "Rainbow Business" shall mean the business and opera-tions heretofore and hereafter conducted by the Partnership, consisting of the development, ownership and operation of the Project.

          "RCC Interest" shall mean the Interest of RCC as Limited Partner in the Partnership calculated as 10% of Net Cash Flow of the Partnership for each fiscal year of the Partnership from January 1, 1995 through the term of this Partnership as set forth in Section 1.06 hereof, subject to earlier termination as provided in Article VII hereof and to extension of such date as provided in this definition; provided, that RCC shall be enti-tled to a 20% share of Net Cash Flow to the extent (but solely to the extent) allocable on a straight line proportionate basis to Gross Gaming Revenues in any fiscal year in excess of $35,000,000 (e.g., if gross gaming revenues are $38,000,000 and Net Cash Flow is $5,000,000, the RCC Interest shall be (a) $5,000,000 x 35/38 x
10% plus (b) $5,000,000 x 3/38 x 20%).  The term of the RCC
Interest shall be for 15 years, commencing January 1, 1995; provided, that if the RCC Interest does not produce at least $50,000 per calendar year in actual payments to RCC, or a compen-sating payment up to the difference between $50,000 and the amount of the RCC Interest otherwise payable by the Partnership is not made for such calendar year to RCC, then the term of the RCC Interest shall be extended for an additional consecutive 12-month period in each such case.

          "Transfer" shall mean the direct or indirect sale, donation, assignment (as collateral or otherwise), pledge, hypothecation, encumbrance, transfer or disposition of any Interest; "Transferor" and "Transferee" shall have correlative meanings to the foregoing.

          Article III:  Management and Operation of the Business

          3.01 Management of the Partnership. (a) The manage-ment and operation of the Partnership shall be exclusively vested in the General Partner, which may exercise all powers necessary or convenient for the accomplishment of the purposes of the Partnership on behalf of and in the name of the Partnership. The Partnership has previously entered into a Management Agreement, which Management Agreement is ratified and remains in full force and effect. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable laws or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall, subject to the other provisions of this Agreement, have full power and authority to do all things and on such terms as it may deem necessary or desirable to conduct the business of the Partnership and to effectuate the purposes set forth herein and in the Consolidation Agreement; provided, that in any transaction between the Partnership, on the one hand, and Alliance Gaming Corporation and its Affiliates (other than the Partnership), on the other hand, such transaction shall be conducted in accordance with the standards of Section 1.07 hereof or the financial conse-quences of such transaction to the Partnership if materially adverse to the Partnership's EBITDAR as calculated for purposes of the Net Cash Flow shall be disregarded to the extent (but solely to the extent) less favorable to the Partnership than articulated in such standards.

          Notwithstanding the foregoing, the General Partner shall not (i) liquidate the Partnership prior to December 31, 2010 (or such later date as may be provided for in Article V hereof), other than as the result of an Event of Termination, or
(ii) modify or amend this Agreement or the Management Agreement in a manner which is materially adverse to the Limited Partner, in each case, without the consent of the Limited Partner. Nothing contained in this Agreement shall affect the duration of the royalty payable to HFS in connection with the HFS Financing Agreements, which royalty shall survive the termination of the Partnership to the extent provided therein.

          (b) The respective liabilities of the Partners in respect of the completion of the Project shall be solely as set forth in the Consolidation Agreement and no Partner shall have any liability in respect thereof other than as set forth therein.

          (c) The Partnership may have employees and agents who may be designated as officers with titles designated by the General Partner, and who in such capacities may act for and on behalf of the Partnership. Nothing in this Section 3.01(c) shall affect the parties' respective rights or obligations under or pursuant to the Management Agreement for purposes of calculating Net Cash Flow or otherwise under this Agreement.

          3.02 Relationship Between the General Partner and the Limited Partners. (a) Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance by the Partnership of the Consolidation Agreement and accompanying documents and all other documents or instruments heretofore executed by or on behalf of the Partnership or in connection therewith and the HFS Agreement.

          (b) The acts of the General Partner in carrying on the business of the Partnership as authorized herein shall bind the Partnership. The Limited Partner shall not have any right to, and shall not, (i) take part in the management or control (within the meaning of the Mississippi Act) of the Partnership's busi-ness, (ii) act for or bind the Partnership, (iii) transact any business in the name of or on behalf of the Partnership, or (iv) withdraw from the Partnership as a limited partner until the Limited Partner has assigned its Interest pursuant to and in accordance with the provisions hereof. The Limited Partner, in its capacity as limited partner, shall only have the rights and powers specifically granted to the Limited Partner in this Agree-ment or pursuant to the Mississippi Act.

          (c)  Neither the General Partner nor the Limited
Partner shall be obligated to make any further contributions to the capital of the Partnership except as provided in the Consoli-dation Agreement.

          (d) The liability of the Limited Partner to third parties shall be limited as provided in the Mississippi Act. The Limited Partner acknowledges and agrees that it shall be liable to the Partnership for any money or other property distributed, paid or conveyed to it by the Partnership, only to the extent required by the Mississippi Act.

          (e) Notwithstanding any other term of this Agreement, none of the Partners, their respective Affiliates or their respective stockholders, directors, officers, employees, ser-vants, direct or indirect partners, attorneys or agents, or the officers of the Partnership shall be liable to the Partnership or any other Person or any such Affiliate or officer, director, direct or indirect partner, stockholder, employee, attorney or agent for any act or omission taken or omitted in good faith by or for such Persons; provided, that such act or omission did not constitute fraud, willful violation of law, willful violation of this Agreement, reckless disregard of the duties of such person or gross negligence in the performance of its duties, in each such case, in relationship to the Partnership.

          3.03 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner.

          3.04 Permitted Capital Expenditures. Each amount that is designated by the General Partner as a Permitted Capital Expenditure (which the General Partner may so designate in its sole discretion but which shall include all amounts funded under
Section 2 of the Consolidation Agreement) shall be deemed to be and constitute a part of the indebtedness evidenced by the Class B Notes; provided, that in no event shall the aggregate principal amount of all Permitted Capital Expenditures exceed $5.5 million for purposes of computation of the RCC Interest. Such amount shall not be renewed by borrowing, repayment and reborrowing or otherwise, but such limit shall apply only for the purpose of computation of the RCC Interest and shall not otherwise limit in any manner the business, financing or operations of the Partner-ship.

        Article IV:  Allocations of Net Income and Net Losses;
Etc.

          4.01  [Intentionally Omitted].

          4.02 Allocation of Items of Net Income and Net Loss. Except as required by Section 4.03 hereof or otherwise required by the Code, Net Income for any fiscal year of the Partnership shall be allocated to the General Partner and the Limited Partner on a pro rata basis in accordance with the actual distribution of cash to the Partners as provided in Article V hereof. Net Loss shall be allocated in proportion to and to the extent of the difference, if positive, between cumulative Net Income and cumulative cash distributed to the Partners, and thereafter to the General Partner. The forms K-1 issued to the Partners shall be as specified in Section 8.04(c) hereof.

          4.03 Section 704(c) of the Code and Treasury Regula-tion Section 1.704-1(b)(4)(i). Partnership income, gains, losses and deductions shall, solely for income tax purposes, be allocated among the Partners in accordance with Section 704(c) of the Code and the Treasury regulations promulgated thereunder with respect to contributed property, and in accordance with Treasury Regulation Section 1.704-1(b)(4)(i) with respect to revalued property, so as to take account of any difference between the adjusted basis to the Partnership of any property for federal income tax purposes and its fair market value at the time such property was contributed to the Partnership, or at the time such property was revalued in accordance with Treasury Regulation
Section 1.704-1(b)(2)(iv)(f). The depreciation allocation will be limited to the federal income tax depreciation on the contributed or revalued assets. All Partners shall report the amounts attributable to them under this Agreement in accordance with the Form K-1 provided to them by the Tax Matter Partner.

          4.04 Issuance of Notes. (a) On the date hereof, the Partnership is issuing to (i) UGR the Class A Note in the princi-pal amount of $3.25 million (all of which shall be deemed funded and outstanding as of the date hereof) and (ii) each of UGR and NGM a Class B Note in the original principal amount of $3.5 million and $2 million, respectively. Of such amounts, (x) $935,052 in respect of accrued and unpaid amounts as set forth on Exhibit A hereto and $651,999.92, as contemplated by the Consoli-dation Agreement, shall be deemed funded by UGR and outstanding as of the date hereof and (y) $651,999.92, as contemplated by the Consolidation Agreement, shall be deemed funded by NGM and outstanding as of the date hereof. Additional amounts of Permit-ted Capital Expenditures that hereafter are funded by UGR or NGM shall be deemed to be outstanding under the Class B Notes upon funding thereof.

          (b) The Class A Note shall bear interest at a rate of 7.5% per year on the outstanding principal amount thereof and shall be repayable on the basis of 77 level monthly payments of interest and principal, commencing on April 1, 1995. The Class B Notes shall bear interest at a rate of 10% per year as applied to the amount funded thereunder and shall be repayable on the basis of 84 monthly level payments of interest and principal (as adjusted for additional amounts of indebtedness incurred and outstanding thereunder after the date hereof), commencing April 1, 1995. Amounts under the Notes (of interest or principal) that are unpaid after any applicable payment date shall bear interest at the rate otherwise in effect plus 2% per year.

                      Article V:  Distributions; Etc.

          5.01 RCC Interest. The Limited Partner shall be entitled to receive the RCC Interest, as provided herein, for so long as the term of such Interest shall be in effect as provided herein, and the General Partner shall receive all other revenues, profits, income, cash and other property or assets of the Part-nership. Such payments of the RCC Interest shall be calculated from the Partnership's fiscal year financial statements as reported on by its independent accounting firm on the basis provided for herein, shall be payable in quarterly estimated installments based upon the prior fiscal year's Net Cash Flow of the Partnership in the subject quarter and shall be subject to final adjustment on a whole fiscal year basis (by supplemental payment to RCC or by offset of the succeeding year's accruals or payment by RCC to UGR in the final year of the Partnership, as the case may be) within 120 days of the end of each fiscal year of the Partnership. A pro forma illustration of the basis of computation of the RCC Interest is attached hereto as Schedule B.

          5.02 Sale of Partnership or Partnership Business. In the event of a sale or its substantial equivalent of all or substantially all of the General Partner's Interest or of all or substantially all of the assets or business of the Partnership

(irrespective of the form of such transaction), then either (a) the RCC Interests shall be conveyed additionally at the option of the General Partner in its sole discretion; provided, that RCC shall be allocated a share of the total transaction proceeds in respect of the RCC Interest on a basis reflecting its then present value with reference to the valuations of the subject transaction (as mutually agreed between the General Partner and RCC, or failing agreement within 15 days of consummation of such transaction, then, as determined by Arbitration (as defined below in this paragraph)) or, alternatively, (b) if mutually agreed between the acquiror, the General Partner and RCC, the RCC Interest shall be preserved by the terms of the subject transac-tion. It is understood and agreed that the consent of RCC shall not be required for any such transaction, except in any transac-tion involving an Affiliate of the General Partner. "Arbitra-tion" shall mean an arbitration conducted under the rules of the American Arbitration Association by either a mutually satisfacto-ry independent arbitrator (or failing agreement on such a person within 15 days after either party requests Arbitration in writ-ing, then, by a panel of three independent arbitrators of which one will be selected by each of the parties and the third will be selected by such nominees, and failing that agreement, then, by the American Arbitration Association). The General Partner shall keep the Limited Partner reasonably informed of the status of negotiations and progress of any such transaction and shall provide to the Limited Partner copies of relevant final (and with respect to material documents, draft) transaction documents. In the event of a transaction described in clause (a) above, the General Partner shall, upon consummation thereof if the Partners shall not have then agreed upon the amount allocable to the RCC Interest, cause to be delivered to a third party escrow agent designated by the General Partner an amount reasonably estimated by the General Partner to be allocable to the Limited Partner in respect of the RCC Interest, which amount shall be held in an interest-bearing escrow account with a bank or financial institu-tion. Such amount shall be held pursuant to a then-customary escrow agreement and all or a portion thereof, together with accrued and unpaid interest, disbursed upon the final determi-nation of the amount allocable to the Limited Partner, as de-scribed above, or as otherwise jointly directed in writing by the Partners; at such time, if the amount allocable to the Limited Partner is greater than the principal amount so held in escrow, the General Partner shall cause to be paid such discrepancy, together with interest thereon at the rate earned in such escrow account.

           5.03 Certain Rights. The foregoing provisions in this Article V (and the correlative definitions) are included in this Agreement solely for the purpose of calculating the amounts payable to the Limited Partner and are not intended to limit or restrict in any way the General Partner's right to operate the business of the Partnership in its sole discretion, including without limitation, to incur any financing or capital expenditure that is not a Permitted Capital Expenditure.

          5.04 Term. The term of the Partnership may be extend-ed as provided in the definition of RCC Interest.

                   Article VI:  [Intentionally Omitted]

                 Article VII:  Termination and Dissolution

          7.01 Events of Termination. The Partnership shall not be dissolved unless in good faith. The Partnership shall be dissolved and its affairs wound up pursuant to Section 7.02 hereof, and this Agreement shall terminate upon the first to occur of any of the following events (each, an "Event of Termina-tion"): (a) the execution by each Partner of a unanimous written consent to dissolution and payment in full in cash of the Notes and the then net present value of estimated future payments of the RCC Interest over its remaining scheduled term, as provided for in Article V above; (b) the sale or other disposition of all or substantially all of the assets of the Partnership and provi-sion for the sale or continuance of the RCC Interest as provided in Article V; (c) the dissolution, winding-up, cessation of business or withdrawal of all of the Partners; (d) an Event of Withdrawal unless at the time of the occurrence of such Event of Withdrawal there is at least one General Partner who is autho-rized and agrees to continue the business of the Partnership without dissolution (and, if there are no remaining general partners, a majority in interest of the limited partners shall make selection of a new General Partner and, if RCC is the sole limited partner, RCC shall be permitted to elect to continue the Partnership in its sole discretion); or (e) December 31, 2010 or such later date as may be provided pursuant to this Agreement for the full term of the RCC Interest in Article V above.

          7.02 Winding-Up. Upon the occurrence of an Event of Termination, the Partnership's affairs shall be wound up, its debts paid and its business and property, rights and assets disposed of in an orderly manner as shall be determined by the General Partner and the General Partner shall receive all proper-ty, rights or assets of the Partnership after provision for payment of the amounts to RCC as provided in Section 5.02 above. The Limited Partner shall not have any right to share or partici-pate in any such property, rights or assets remaining after such payments, all of which shall be and belong solely to the General Partner.

                    Article VIII:  Reports to Partners

          8.01 Books of Account. Appropriate records and books of account shall be kept by the General Partner and by the manager under the Management Agreement, at the principal place of business of the Partnership. The Limited Partner shall be provided reasonable access to such books and records, at reason-able times on reasonable prior notice for the purpose of verify-ing the amounts payable to it under Article V above and shall be provided a quarterly estimated computation thereof by the General

Partner and an annual final computation reported on by the independent accounting firm of the Partnership (including without limitation, a computation of the RCC Interest in each period) and unaudited monthly summaries of the operations of the Partnership.

          8.02 Audit and Report. The books and records of the Partnership shall be kept in accordance with generally accepted accounting principles, which is consistent with the requirements of Section 704 of the Code and the Treasury Regulations thereun-der, and shall be audited by independent certified public accoun-tants of the General Partner's selection. The General Partner shall provide to the Limited Partner and the holders of Notes on a timely basis annual and quarterly balance sheets, statements of income (loss) for each applicable period and of such Partner's capital accounts, statements of Net Cash Flow; and the amount of such Partner's share in each item of Partnership's taxable income or loss for each year which must be separately accounted for by a Partner pursuant to section 702(a) of the Code and any other information needed to prepare the Partner's federal, state and local income tax returns and reports.

          8.03 Fiscal Year. The fiscal year and taxable year of the Partnership shall end on June 30.

          8.04 Tax Matters. (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code, to manage administrative tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is specif-ically directed and authorized to take whatever steps the General Partner deems necessary or desirable to perfect such designation, including without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under any Treasury Regulation. The Tax Matters Partner shall not be liable to the Partnership or any other Partner for any act or omission taken or suffered by it in such capacity in good faith and in the reasonable belief that such act or omission is in or is not opposed to the best inter-ests of the Partnership; provided, that such act or omission is not in violation of the Agreement and does not constitute gross negligence, fraud or a willful violation of law.

          (b) Within five business days of receipt, a Partner shall give to the remaining Partners written notice of such Partner's receipt from any taxing authority of any notification of any audit or investigation of the Partnership or any other tax proceeding or proposed tax adjustment affecting the Partnership.

          (c) The Tax Matters Partner shall cause income and other required federal, state and local tax returns for the Partnership to be prepared on a basis consistent with the terms of this Agreement and timely filed with the appropriate authori-ties. The forms K-1 issued to the Limited Partner in respect of each fiscal year of the Partnership shall report income in an amount equal to the cash distributed to such Partner. The Tax Matters Partner shall make or maintain in effect tax elections as it shall deem to be appropriate.

          (d) Each Partner and the Partnership shall cooperate with and assist, at its own expense, the Tax Matters Partner in connection with any federal, state, local or foreign tax matter affecting the Partnership or any entity in which the Partnership has an interest, including without limitation, providing any records or supporting data with respect to assets or liabilities transferred to the Partnership, preparing any tax return or assisting as requested on any audit.

                        Article IX:  Miscellaneous

          9.01 Transfers of Interests; Admission of Additional Partners. (a) Subject to applicable requirements of the Missis-sippi Act and applicable gaming laws and regulations, the General Partner and the Limited Partner shall have the right to Transfer their respective Interests to any Person, subject to the provi-sions of this Agreement; provided, that, except to its stockhold-ers on the date hereof, the Limited Partner shall not be permit-ted to Transfer its Interests without the prior written consent of the General Partner, which shall not be unreasonably withheld.

          (b) Upon compliance with Section 9.01(a) hereof with respect to the Transfer of all or any portion of its Interest, the Transferee shall become a Limited Partner or General Partner, as the case may be, and shall succeed proportionately to the Interest Transferred by the Transferor and shall become subject to all of the obligations of the Transferor with respect to such Interests, only upon compliance with the following additional conditions: (i) the proposed Transferee shall have executed an amendment to this Agreement, and shall have executed such other instruments as the General Partner may deem necessary or desir-able, to admit such Transferee as a Partner (including the execution of a counterpart of this Agreement and an appropriate supplement to this Agreement pursuant to which such Partner shall agree to be bound by and comply with the terms and provisions hereof) and (ii) the Transferor shall have paid to the Partner-ship all of the Partnership's expenses connected with such Transfer and substitution (including without limitation, the legal and accounting fees and disbursements of the Partnership).

          (c) If the Transferor is the General Partner, upon compliance with the terms of Sections 9.01(a) and (b) hereof, the admission of the Transferee as a successor General Partner shall occur, and for all purposes shall be deemed to have occurred, im-mediately prior to the withdrawal of the Transferor General Partner from the Partnership as a general partner of the Partner-ship. Upon such withdrawal, the General Partner shall cease to be a general partner of the Partnership and the successor General Partner shall, and is hereby authorized to, continue the business of the Partnership without dissolution. In accordance with the Mississippi Act, the successor General Partner shall execute and file an appropriate amendment to the Certificate to reflect its admission to the Partnership.

          (d) Notwithstanding any provision of this Agreement to the contrary, no Transfer of any Interest shall be effective to convey any Interest in the Partnership until the Transferee executes all necessary certificates or other documents and per-forms all acts required in accordance with the laws of the State of Mississippi and any other applicable law, and any and all documents as shall be required from time to time by the rules and regulations of any regulatory body or commission having a juris-diction over the Partnership, to the full extent necessary to constitute such Transferee a Partner and preserve the status of the Partnership as a partnership after the completion of such Transfer in accordance with such laws. Each such Transferee by accepting the Transfer of an Interest agrees upon the request of a Partner to execute such certificates or other documents and to perform such acts and gives the power of attorney set forth in
Section 1.09 as fully as though such Transferee was an original signatory hereto.

          (e) If any Partnership Interest is sold, assigned, or transferred during any taxable year of the Partnership in compli-ance with the provisions of this Section 9.01, Net Income, Net Loss, each item thereof, and all other items attributable to such Interest for such period shall be divided and allocated between the Transferor and the Transferee by taking into account their varying interests during the period in accordance with Code
Section 706(d), using any conventions permitted by law and reasonably selected by the General Partner. All distributions on or before the date of such Transfer shall be made to the Trans-feror, and all distributions thereafter shall be made to the Transferee. Solely for the purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer.

          9.02 Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the internal laws, and not the laws pertaining to conflicts or choice of law, of the State of Missis-sippi.

          9.03 Binding Agreement. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns. This Agreement shall be binding upon the successors and assigns of the Partners.

          9.04 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered or certified mail, return receipt requested, or by telex or telecopy and confirmed by mail as aforesaid to the Partnership or to the General Partner, at 4380 Boulder Highway, Las Vegas, Nevada 89121; Attention: General Counsel, with a copy to Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022; Attention:
David Robbins, Esq. or such other address or addresses as to which the Partners shall have been given notice, and to the Limited Partner, to The Rainbow Casino Corporation, c/o Barrett Refining Corporation, 23 East Ninth, Suite 329, Shawnee, Oklahoma 74801 and Leigh Seippel, c/o Doyle & Bachman, 919 Eighteenth Street, N.W., Washington, D.C. 20006; Attention: James D. Bachman, Esq., with a copy to Doyle & Bachman, 919 Eighteenth Street, N.W., Washington, D.C. 20006; Attention: James D. Bachman, Esq., and such notice shall be deemed to have been given as of the date delivered, telexed or telecopied or if mailed, the second day after being so mailed.

          9.05 Counterparts. This Agreement may be executed in counterparts and by facsimile transmission, all of which together shall constitute one agreement binding on all the parties not-withstanding that all the parties are not signatories to the original or the same counterpart.

          9.06 Amendments. Any waiver, modification or amend-ment to this Agreement shall be effective when signed by each Partner.

          9.07 Severability. If any provision of this Agree-ment, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

          9.08 Confidentiality. The Limited Partner shall not, during the term of this Agreement, disclose any confidential or proprietary information with respect to the Partnership to any person, except (a) with the prior written consent of the General Partner, (b) or as may be required by applicable law or adminis-trative or judicial process.

          9.09 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any cre-ditors of the Partnership or other person doing business with the Partnership (other than as provided herein).

          9.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or con-dition of this Agreement or to exercise any right or remedy con-sequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

          9.11 Certain Provision Relating to Holders of Notes. The holders of the Notes (in such capacity) shall not be, and shall have none of the rights and none of the obligations of, Partners of the Partnership. Without limiting the foregoing, the holders of the Notes (in such capacity) shall have no liability for Partnership debts or to make advances to the Partnership, except as provided in the Consolidation Agreement, and no right to take part in the management or control of the Partnership's business, act or bind the Partnership, transact any business in the name of or on behalf of the Partnership. Except for payment of the Notes, the holders of the Notes (in such capacity) shall not have any right to participate in the property, rights or assets of the Partnership. The Partnership shall provide the holders of the Notes on a timely basis annual and quarterly balance sheets, and statements of income (loss) for each applica-ble period. Holders of the Notes shall not disclose any confi-dential or proprietary information with respect to the Partner-ship except (a) with the prior written consent of the General Partner, or (b) as may be required by applicable law or adminis-trative or judicial process. Holders of the Notes may transfer their Notes to any Person.

          9.12 Loan and Other Financing Proceeds. The proceeds of any loan, financing, refinancing or other capital or similar transaction shall not constitute revenues for purposes of calcu-lating EBITDAR, and all of such proceeds shall be retained by and be the exclusive property of, the Partnership and allocated solely to the General Partner and have no effect on the RCC Interest.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of this 29th day of March, 1995.

                                  United Gaming Rainbow,
                                    General Partner



                                  By:____________________________
                                        Name:
                                        Title:


                                  The Rainbow Casino Corporation,
                                    Limited Partner



                                  By:____________________________
                                        Name:
                                        Title:



                                  By:____________________________
                                        Name:
                                        Title:

The undersigned joins as manager of the Project (and not as a Partner):

                                  Mississippi Ventures, Inc.



                                  By: _________________________
                                         Name:
                                         Title:

                                Schedule A

               Calculation of Accrued and Unpaid Royalties,
               Distributions, Redemptions and Other Amounts
  Constituting a Part of a Class B Promissory Note Issued to UGR


                                           Less:     Balance As
                          Original       Payments   of March 28,
Amount                     Balance       Received       1995

Special Limited
Partnership Interests   $ 3,250,000    $       0     $3,250,000
Redemptions                 163,368            0        163,368
Accrued Management Fee       70,027            0         70,027
Royalties through
February 28, 1995           689,999    (233,728)        456,271
March 1 through
March 28, 1995               97,838                      97,838
Other (Pre-opening,
payroll, travel,
miscellaneous)              639,009    (491,461)        147,548

                        $ 4,910,241   $(725,189)     $4,185,052

Less                                                  3,250,000

Balance                                              $  935,052

                                SCHEDULE B

                          PRO FORMA ILLUSTRATION
                                COMPUTATION
                               RCC INTEREST*



Project Revenue

     Gross Gaming Revenues              30,000,000

     Food, Beverage, Rent, Other
          Project Revenue                2,000,000

                    Total Revenue       32,000,000


Less Operating Costs

     Gaming Taxes                        5,500,000

     Food/Beverage and other Project
          Costs                          1,000,000

     Casino Payroll & Related Expenses   9,400,000

     Operating Expenses Including
          Marketing & Comps              5,000,000

     Base Management Fee (including any
          future additional incentive
          management fees which,
          however, are not included in
          such $100,000 amount)            100,000

               Total Operating Costs    21,000,000

               EBITDAR                  11,000,000


Less Allowed Deductions

     HFS Royalty                         3,600,000

     Existing NGC Principal & Interest
          Payment                        1,250,000

     Existing IGT Payment                1,250,000

     Existing Kossen Payment               100,000

     Class A Note Payment                  600,000

     Class B Notes Payment                 700,000

                    Total                7,500,000


NET CASH FLOW                            3,500,000

RCC INTEREST                               350,000







* These amounts are for illustrative purposes only and no representation is made that the amounts set out above are achievable or that Operating Costs or Allowed Deductions are the actual or estimated amounts that would be payable at corresponding revenue levels.

Exhibit B-1


                              R E L E A S E


          Alliance Gaming Corporation, a Nevada corporation, and United Gaming Rainbow, a Nevada corporation (together with their respective affiliates and their respective officers, directors, employees and agents, the "Releasors"; each, a "Releasor"), each hereby releases and discharges each of The Rainbow Casino Corpo-ration, a Mississippi corporation, Rainbow Development Corpora-tion, a Mississippi corporation, and Mr. John A. Barrett, Jr. and Mr. Leigh Seippel, and each of their respective partners and affiliates (other than Rainbow Casino-Vicksburg Partnership, L.P.) and their respective officers, directors, employees and agents (the "Releasees"; each, a "Releasee") and their respective successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agree-ments, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, including without limitation, those under the Basic Agreement dated October 28, 1993, as amended, among The Rainbow Casino Corporation, Messrs. John A. Barrett, Jr. and Leigh Seippel and Alliance Gaming Corporation, and the Escrow Agreement, Mortgage and Agreement by Barrett Refining Corporation attached as Exhibits to such October 28, 1993 agreement, in law or equity, which against the Releasees, the Releasors and the Releasors' successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, except the rights and obligations under the documents listed on the attached Schedule A, which shall survive the execution and delivery of this Release.

          This Release may not be changed orally.

          In Witness Whereof, the Releasors have caused this Release to be executed by its duly authorized officer.

Dated: March  , 1995          Alliance Gaming Corporation



                              By:_________________________
                                   Name:
                                   Title:

                              United Gaming Rainbow



                              By:_________________________
                                   Name:
                                   Title:


In presence of:



______________________________

State of New York        ss.:

County of New York

          On  March    , 1995 before me personally came
_____________________ , to me known, who, by me duly sworn, did depose and say that deponent resides at ________________________
________________________________________________________________
that deponent is the ___________________ of Alliance Gaming Corporation and that deponent signed deponent's name in executing the foregoing Release on behalf of Alliance Gaming Corporation.


                              ___________________________________
                                        Notary Public



State of New York    ss.:

County of New York

          On  March    , 1995 before me personally came
_____________________ , to me known, who, by me duly sworn, did depose and say that deponent resides at _________________________
_________________________________________________________________
that deponent is the ___________________ of United Gaming Rainbow and that deponent signed deponent's name in executing the foregoing Release on behalf of United Gaming Rainbow.


                              ___________________________________
                                        Notary Public

                           Schedule A to Release


1. Second Amended and Restated Partnership Agreement of Rainbow Casino-Vicksburg Partnership, L.P. dated March 29, 1995 among United Gaming Rainbow, as general partner, and The Rainbow Casino Corporation, as limited partner, and Notes issued by such part-nership on the date hereof.

2. Consolidation Agreement dated March 29, 1995 among The Rainbow Casino Corporation, John A. Barrett, Jr., Leigh Seippel, Rainbow Development Corporation, National Gaming Mississippi, Inc., National Gaming Corporation, HFS Gaming Corp., Alliance Gaming Corporation, United Gaming Rainbow and Rainbow Casino-Vicksburg Partnership, L.P.

3.  Promissory Note dated as of July 16, 1994 from United Gaming
Rainbow to The Rainbow Casino Corporation.

4. Promissory Notes dated October 28, 1993 and July 16, 1994 from John A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation and Pledge Agreement dated October 28, 1993 from John
A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation.

5. Management Agreement dated October 28, 1993 among Rainbow Casino-Vicksburg Partnership, L.P., Mississippi Ventures, Inc. and The Rainbow Casino Corporation, and the applicable provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

6. Section 7(a)(b) of the Letter Agreement dated as of February 25, 1994 between The Rainbow Casino Corporation and Alliance Gaming Corporation, as consented to by Messrs. Barrett and Seippel and Hospitality Franchise Systems, Inc. and the applica-ble provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

7.  Sections 1 and 4 of the Letter Agreement dated as of July 16,
1994 between The Rainbow Casino Corporation and John A. Barrett,
Jr. and Leigh Seippel, on the one hand, and Alliance Gaming
Corporation and United Gaming Rainbow, on the other hand.

8.  Letter agreement dated December 20, 1994 among Alliance
Gaming Corporation and the Selling Stockholders set forth there-in, including Mesrrs. Barrett and Seippel.

Exhibit B-2

                              R E L E A S E

          The Rainbow Casino Corporation, a Mississippi corpora-tion, Rainbow Development Corporation, a Mississippi corporation, and Mr. John A. Barrett, Jr. and Mr. Leigh Seippel (together with their respective affiliates and their respective officers, directors, employees and agents, the "Releasors"; each, a "Relea-sor"), each hereby releases and discharges each of Alliance Gaming Corporation and United Gaming Rainbow and each of their respective partners and affiliates (other than Rainbow Casino-Vicksburg Partnership, L.P.) and their respective officers, directors, employees and agents (the "Releasees"; each, a "Re-leasee") and their respective successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, including without limitation, those under the Basic Agreement dated October 28, 1993, as amended, among The Rainbow Casino Corporation, Messrs. John A. Barrett, Jr. and Leigh Seippel and Alliance Gaming Corporation, and the Escrow Agreement, Mortgage and Agreement by Barrett Refining Corporation attached as Exhibits to such October 28, 1993 agreement, in law or equity, which against the Releasees, the Releasors and the Releasors' successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, except the rights and obligations under the documents listed on the attached Schedule A, which shall survive the execution and delivery of this Release.

          This Release may not be changed orally.

          In Witness Whereof, the Releasors have caused this Release to be executed by its duly authorized officer.

Dated:  March 29th, 1995      The Rainbow Casino Corporation



                              By:_________________________
                                   Name:   Leigh Seippel
                                   Title:  President



                              Rainbow Development Corporation



                              By:_________________________
                                   Name:  Leigh Seippel
                                   Title: President



                              ___________________________
                              John A. Barrett, Jr.



                              ___________________________
                              Leigh Seippel

In presence of:


______________________________

District of Columbia     ss.:


          On March 29th, 1995 before me personally came Leigh Seippel, to me known, who, by me duly sworn, did depose and say that deponent resides at Fair Oaks Farm, Route 9D, P.O. Box 193, Cold Springs, N.Y. 10516, that deponent is the President of The Rainbow Casino Corporation and that deponent signed deponent's name in executing the foregoing Release on behalf of The Rainbow Casino Corporation.

                              ___________________________________
                              Notary Public



District of Columbia     ss.:


          On March 29th, 1995 before me personally came Leigh Seippel, to me known, who, by me duly sworn, did depose and say that deponent resides at Fair Oaks Farm, Route 9D, P.O. Box 193, Cold Springs, N.Y. 10516, that deponent is the President of Rainbow Development Corporation and that deponent signed deponent's name in executing the foregoing Release on behalf of Rainbow Development Corporation.

                              ___________________________________
                              Notary Public



State of Oklahoma
                         ss.:
County of Pottawatomie

          On March 24, 1995 before me personally came John A. Barrett, Jr., to me known, who, by me duly sworn, did depose and say that deponent resides at 3311 North Oklahoma, Shawnee, Oklahoma 74801, and that deponent signed deponent's name in executing the foregoing Release.


                              ___________________________________
                                        Notary Public

District of Columbia     ss.:



          On March 29th, 1995 before me personally came Leigh Seippel, to me known, who, by me duly sworn, did depose and say that deponent resides at Fair Oaks Farm, Route 9D, P.O. Box 193, Cold Springs, N.Y. 10516, and that deponent signed deponent's name in executing the foregoing Release.


                              ___________________________________
                                        Notary Public

                           Schedule A to Release

1. Second Amended and Restated Partnership Agreement of Rainbow Casino-Vicksburg Partnership, L.P. dated March 29, 1995 among United Gaming Rainbow, as general partner, and The Rainbow Casino Corporation, as limited partner, and Notes issued by such part-nership on the date hereof.

2. Consolidation Agreement dated March 29, 1995 among The Rainbow Casino Corporation, John A. Barrett, Jr., Leigh Seippel, Rainbow Development Corporation, National Gaming Mississippi, Inc., National Gaming Corporation, HFS Gaming Corp., Alliance Gaming Corporation, United Gaming Rainbow and Rainbow Casino-Vicksburg Partnership, L.P.

3.  Promissory Note dated as of July 16, 1994 from United Gaming
Rainbow to The Rainbow Casino Corporation.

4. Promissory Notes dated October 28, 1993 and July 16, 1994 from John A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation and Pledge Agreement dated October 28, 1993 from John
A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation.

5. Management Agreement dated October 28, 1993 among Rainbow Casino-Vicksburg Partnership, L.P., Mississippi Ventures, Inc. and The Rainbow Casino Corporation, and the applicable provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

6. Section 7(a)(b) of the Letter Agreement dated as of February 25, 1994 between The Rainbow Casino Corporation and Alliance Gaming Corporation, as consented to by Messrs. Barrett and Seippel and Hospitality Franchise Systems, Inc. and the applica-ble provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

7.  Sections 1 and 4 of the Letter Agreement dated as of July 16,
1994 between The Rainbow Casino Corporation and John A. Barrett,
Jr. and Leigh Seippel, on the one hand, and Alliance Gaming
Corporation and United Gaming Rainbow, on the other hand.

8.  Letter agreement dated December 20, 1994 among Alliance
Gaming Corporation and the Selling Stockholders set forth there-in, including Mesrrs. Barrett and Seippel.

                                EXHIBIT C-1
                      RAINBOW CASINO COMPLETION LIST



WORK TO BE DONE


                                             Estimated Cost

CURB WORK      SOUTH ROAD                           7,000
               PARKING LOT                          6,500
               BASIN                                3,000

RAIL AT BOAT:  (Any upgrade Alliance
               responsibility)                      7,500

GUARDRAIL                                           5,000

LEVEE EARTHWORK SIX FLAGS                          25,000

SIX FLAGS SITE UTILITIES, STORM SANITARY           32,000

STRIPING                                            5,000

LANDSCAPING    (Any upgrade Alliance
               responsibility)                     40,000

PAVEMENT MARKING                                    6,000

EROSION MAINTENANCE BENEATH                        50,000
  RAHWORTH PROPERTY (EXCLUDING
  RETAINING WALLS)

BARGE BASIN REPAIR                                 25,000

     SUBTOTAL                                     399,433


                        COMPLETED WORK NOT PAID FOR


INVOICES OUTSTANDING                              406,000

UNPAID INVOICES PRE OPENING                       105,000

UNPAID PRE OPENING INVOICES
     RETURNED TO PARTNERSHIP                       54,000

     SUBTOTAL                                     565,000

                             CLAIMS IN DISPUTE


BENCHMARK SETTLEMENT                              350,000

NEIGHBORS, MRS. ALEXANDER AND
     MR. RAHWORTH ESTIMATED NUISANCE VALUE
     CLAIMS ARISING BASED ON EVENTS PRIOR TO
     MARCH 15, 1995                                20,000

REAL ESTATE TAXES (REDUCED BY PRO RATA
     SHARE TO BE PAID BY PARTNERSHIP)              30,000

KRAMER, LEVIN LEGAL FEES                           27,000

UNPAID MAY & COMPANY INVOICES                      14,000

     SUBTOTAL                                     441,000

               TOTAL LIABILITIES                1,405,433


                                RECOVERIES


CITY RECOVERY IMPACT FEE REBATE
     FOR CERTAIN DEVELOPMENT                      235,000

SETTLEMENT REDUCTIONS:

ELLIS STEEL OFFER                                   5,000

NEIL SCHAFFER OFFER                                20,000

MAINTENANCE SERVICES
     INVOICE OUTSTANDING                            4,433

               TOTAL                              264,433


TOTAL LIABILITIES AFTER
  RECOVERIES                                    1,141,000

                                Exhibit C-2

                        Work to be Completed by UGR


          Liabilities and obligations relating to the completion of the restaurant, walkways and canopies, including the walkways and canopies provided to be constructed for the benefit of AP Hotels of Mississippi, Inc. under its ground lease with the Partnership, and other work not set forth in Exhibit C-1.

                                EXHIBIT D






                              March 29, 1995



Daniel G. Hise, Escrow Agent
Butler, Snow, O'Mara, Stevens & Cannada
17th Floor
Deposit Guaranty Plaza
P. O. Box 22567
Jackson, Mississippi  39225-2567

     Re:  Amendment and Termination of
          August 11, 1994 Escrow Agreement

Dear Mr. Hise:

          Reference is made to a certain Escrow Agreement dated August 11, 1994 (the "Escrow Agreement"), between United Gaming Rainbow, The Rainbow Casino Corporation, John A. Barrett, Jr., Leigh Seippel, and Butler, Snow, O'Mara, Stevens & Cannada, as Escrow Agent.

          This letter will serve to amend and terminate the Escrow Agreement 1994 and is hereby entered by the undersigned parties in order to permit release of all of the Escrow Property in accordance with the instructions set forth herein.

          The parties hereby agree that, upon execution of this Amendment, the Escrow Agent shall (i) release to John A. Barrett, Jr. the Stock Certificate No. 17902 representing 150,000 shares of United Gaming, Inc. and made out to John A. Barrett, Jr., and
(ii) release to Leigh Seippel the Stock Certificate No. 17899 representing 150,000 shares of United Gaming, Inc. and made out to Leigh Seippel. The transfer of these stock certificates to Mr. Barrett and Mr. Seippel shall be accomplished by the Escrow

Agent upon execution of this Letter Agreement by sending both stock certificates via overnight delivery to James D. Bachman, Esq., Doyle & Bachman, 919 18th Street, N.W., Washington, D. C.
20006.

          The parties also agree that, upon completion of distri-bution of the stock in accordance with the instructions herein, the Escrow Agreement shall terminate and all duties of the Escrow Agent shall have been discharged in full under the Escrow Agree-ment.

UNITED GAMING RAINBOW             THE RAINBOW CASINO CORPORATION



By:_________________________      By:___________________________
                                      Leigh Seippel, President



____________________________      ______________________________
John A. Barrett, Jr.                      Leigh Seippel




Accepted and Agreed:

BUTLER, SNOW, O'MARA, STEVENS
     & CANNADA, As Agent


By:_________________________
     Daniel G. Hise,
     Partner

                                                     Exhibit 2.3


                RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
                    (A Mississippi Limited Partnership)


          THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of March 29, 1995 (the "Agreement"), is entered into by and between United Gaming Rainbow, a Nevada corporation ("UGR"), as general partner, and The Rainbow Casino Corporation, a Mississippi corporation, as limited partner ("RCC" or the "Limited Partner").


                           R E C I T A L S :


          A. RCC, as general partner, and UGR, as limited partner, are partners in a limited partnership pursuant to the Mississippi Limited Partnership Act, Sections 74-14-101 et seq. of the Mississippi Code of 1972, as amended (the "Mississippi Act"), pursuant to an Amended and Restated Limited Partnership Agreement dated as of July 16, 1994 (the "Original Agreement"), which carried forward the Partnership. UGR and RCC desire to amend and restate the Original Agreement, pursuant to the Mississippi Act and upon the terms and conditions set forth in this Agreement, to effect the changes set forth herein, including without limitation, by UGR being and becoming the general partner in the Partnership and RCC being and becoming the Limited Partner.

          B. Pursuant to the Original Agreement, the Partner-ship issued to UGR Special Limited Partnership Interests (as defined therein) in the aggregate amount of $3.25 million, as more particularly provided therein. Pursuant to the Consolida-tion Agreement (as defined below) and as provided in Section 4.04 below, such Special Limited Partnership Interests shall be cancelled and in exchange therefor the Partnership is issuing to UGR on the date hereof a Class A Note (as defined below) in the principal amount of $3.25 million. In addition, pursuant to the Consolidation Agreement, amounts in respect of accrued and unpaid royalties payable to UGR, accrued and unpaid amounts in respect of Distributions (as defined below) in respect of, and Redemp-tions (as defined below) of, such Special Limited Partnership Interests and certain other accrued and unpaid amounts, through and including the date hereof, in the aggregate amount of $935,052 (as set forth in Exhibit A hereto), shall hereafter constitute an obligation of the Partnership which shall consti-tute a portion of the indebtedness evidenced by the Class B Note (as defined below) in the maximum principal amount of $3.5 million issued on the date hereof by the Partnership to UGR.

          C.   The Partnership is also issuing to National Gaming
Mississippi, Inc., a Delaware corporation  ("NGM"), a Class B
                              1

Note in the maximum principal amount of $2 million pursuant to the Consolidation Agreement.


                         A G R E E M E N T :

          The parties agree that the Original Agreement shall be amended and restated as follows:

                    Article I:  Organizational Matters

           1.01 Formation; Etc. UGR and RCC hereby agree to continue as partners (sometimes referred to herein as the "Part-ners") in continuation of the Partnership under the Mississippi Act as described in Recital A above. On or prior to the date hereof (or within five business days hereafter), UGR and RCC have caused (or shall cause) to be filed an amended certificate of limited partnership (a "Certificate") in the office of the Secretary of State of the State of Mississippi reflecting the fact that UGR is the general partner and RCC is the limited partner in the Partnership. Failure to effect such filing in a timely manner shall not affect the Partners' respective rights or obligations hereunder.

          1.02 Partners. UGR shall, from and after the date hereof, be the sole general partner in the Partnership (the "General Partner"). RCC shall, from and after the date hereof, be the sole Limited Partner. Each additional Limited Partner, if any, upon execution and delivery of a counterpart of this Agree-ment, as provided for herein, shall become a limited partner in the Partnership and shall be reflected as such on the books and records of the Partnership. UGR shall not admit any other Person as a Partner if the effect thereof is to reduce amounts otherwise payable to RCC hereunder, as provided herein.

          1.03 Documents. The Partners acknowledge and ratify the filing of each Certificate by UGR and RCC and, after the execution and delivery of this Agreement, the General Partner shall cause to be filed such other certificates or filings as may be required for the operation of a limited partnership in the State of Mississippi. The General Partner shall thereafter file any necessary amendments to the Certificate, and shall otherwise do all things necessary or appropriate for the maintenance of the Partnership as a limited partnership under the laws of the State of Mississippi.

          1.04 Name. The Partnership's name is "Rainbow Casino-Vicksburg Partnership, L.P." The Partnership's business shall be conducted under the name "Rainbow Casino-Vicksburg Limited Partnership" or under any other name or names reasonably deemed advisable by the General Partner from time to time, including without limitation, the name of the General Partner or any Affiliate thereof or any trade style or trade names. The words "Limited Partnership" or letters "L.P." shall be included in the name of the Partnership where necessary to comply with the laws of any jurisdiction that so requires.

          1.05 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Mississippi shall be located at 1440 Warrenton Road, Vicksburg, Mississippi 39180. The principal office of the Partnership shall be c/o Alliance Gaming Corpora-tion, 4380 Boulder Highway, Las Vegas, Nevada 89121, or such other place in the United States as may from time to time be reasonably designated by the General Partner (provided, that the General Partner shall not charge any overhead in respect of such office if not maintained at the Project site, except as reflected in the management fee under the Management Agreement (as in effect on the date hereof)). The General Partner shall give prompt written notice of any such change to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Mississippi as the General Partner deems desirable or advisable.

          1.06 Duration. The Partnership has commenced opera-tions prior to the date hereof and shall continue until December
31, 2010, unless earlier terminated pursuant to Article VII or extended pursuant to Article V hereof.

          1.07 Purposes and Powers. The Partnership is orga-nized for the object and purpose of conducting, operating and disposing of the Rainbow Business, and to engage in all such activities and transactions as are reasonably related to or incidental to the foregoing. In the event that the General Partner proposes to enter into any transaction or series or related transactions on behalf of the Partnership that are material to the Rainbow Business with Alliance Gaming Corporation or any of its Affiliates (other than the Partnership), the General Partner shall notify the Limited Partner of such proposed transaction (together with a reasonably detailed written descrip-tion thereof), and the Limited Partner shall have the right to consent (in its reasonable discretion) to the fact that the economic terms of such transaction are no less favorable to the Partnership than the terms on which such a transaction would have been effected with an unaffiliated third party; it being under-stood that failure to respond to such General Partner's notice within 10 days thereof shall constitute the Limited Partner's consent. The Rainbow Business shall not be conducted by the General Partner other than through the Partnership. The Partner-ship may conduct and operate the Rainbow Business through divi-sions or other formats, utilizing trade styles or trade names. The Partnership shall have all powers necessary or incidental, suitable, desirable or convenient for the accomplishment of the aforesaid purposes as limited above, alone or with others, as principal or as agent.

          1.08 Power of Attorney. Subject to Section 1.07 above, the Limited Partner hereby constitutes and appoints the

General Partner and each of its authorized officers and attor-neys-in-fact, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in a manner not prohibited by this Agreement, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, documents and other instruments that the General Partner deems necessary or appropriate to form, qualify or continue the exis-tence or qualification of the Partnership as a limited partner-ship in the State of Mississippi. The foregoing power of attor-ney is irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, dissolution, bankruptcy or termination of the Limited Partner or the transfer of all or any portion of the Limited Partner's Interest and shall extend to the Limited Partner's successors and assigns.

          1.09 Ownership of Property. Legal title to all assets, rights and property (including without limitation, all cash and cash deposits in whatever form held, including in gaming machines), whether real, personal or mixed and whether tangible or intangible, acquired by the Partnership shall be acquired, held, owned and subsequently conveyed in the name of the Partner-ship and no Partner, individually or collectively, shall have any ownership interest in such partnership properties or any portion thereof. Subject to Section 1.07 above, (a) the Partnership shall have the power to acquire, own, lease, sublease, manage, operate, hold, deal in, control or dispose of any interest in real property constituting part of the Project and (b) the Partnership shall also have the power to acquire, own, hold, manage, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of the stock of or other interest in any Person, foreign or domestic.

                         Article II:  Definitions

          For the purposes of this Agreement, the following terms shall have the following meanings:

          "Affiliate" of any Person means any other person Controlled by, Controlling or under common Control with such first Person, including without limitation, directors, officers, employees, stockholders and agents of such first Person or any other Person Controlled by, Controlling or under common Control with such first Person. "Control," "Controlling" or "Controlled" as to any Person shall mean the possession, directly or indi-rectly, of the power to direct or cause the direction of the management and/or policies of such Person, whether through ownership of voting securities or partnership interests, by agreement or understanding or otherwise.

          "Alliance Agreements" shall mean the Basic Agreement
dated as of October 28, 1993 among Alliance Gaming Corporation
(formerly known as United Gaming, Inc.), The Rainbow Casino
                              4

Corporation, John A. Barrett, Jr. and Leigh Seippel, as amended to date by agreements among such Persons and certain other
Persons, including by the Consolidation Agreement.

          "Allowed Deductions" shall mean deductions from Net
Cash Flow consisting of :

          (i) NGM and/or HFS royalties and interest and princi-pal in respect of the HFS Financing Agreements, each as provided for in the HFS Financing Agreements as presently in effect;

          (ii) interest and principal in respect of the existing obligations of the Partnership to International Game Tech-nology, Inc. or any of its affiliates, as presently in effect;

          (iii) interest and principal in respect of existing obligations to the Partnership to Kossens, Inc. or any of its affiliates, as presently in effect;

          (iv)  interest and principal in respect of the Class A
     Note issued by the Partnership on the date hereof to UGR in the maximum principal amount of $3.25 million; it being understood that from and after the date hereof no further royalty shall accrue in respect of any Special Limited Partnership Interests or under the Alliance Agreements in any circumstance, the maximum principal amount of Class A Notes to be given effect for purposes of computation of the Net Cash Flow from which the RCC Interest is payable being $3.25 million; and

          (v) interest and principal in respect of the Class B Notes issued by the Partnership on the date hereof to UGR and NGM in the amounts of $3.5 million and $2 million, respectively; such Class B Notes being for purposes of funding Permitted Capital Expenditures in the aggregate of up to but not in excess of $5.5 million, such that the maxi-mum principal amount of the Class B Notes for purposes of computation of Net Cash Flow from which the RCC Interest is payable being $5.5 million or such lesser amount as shall have been funded in respect of such Class B Notes, in con-formity with the terms of this Agreement and the Consolida-tion Agreement.

          In calculating Allowed Deductions it is agreed that the General Partner is authorized to amend the terms of the indebted-ness and other items in clauses (i) through (v) above or to obtain substitute, replacement or additional financing in respect of the Project, each, in the General Partner's sole discretion; provided, that, notwithstanding any such action or any other recapitalization of the Partnership, or any other action of the Partnership or the General Partner, the RCC Interest shall continue to be calculated solely based upon Net Cash Flow calcu-
                              5
lated based on the provisions set out above in this definition, throughout the term of the RCC Interest and based on a maximum aggregate principal amount of Notes of $8.75 million to be repaid in accordance with their terms, as provided herein.

          "Class A Note" shall mean the Class A Note issued by the Partnership to UGR on the date hereof in accordance with
Section 4.04 hereof in the maximum principal amount of $3.25 million.

          "Class B Note" shall mean each of the Class B Notes issued by the Partnership to UGR and NGM on the date hereof in accordance with Section 4.04 hereof in the maximum principal amounts of $3.5 million and $2 million, respectively. The Class B Notes shall accrue interest on and the principal amounts thereunder shall be repayable solely based upon the amounts funded or deemed funded by UGR and NGM hereunder and under the Consolidation Agreement. As of the date hereof, the Partnership has incurred indebtedness to (and such amounts shall be deemed funded by) (a) UGR in the amounts of $935,052 in respect of accrued and unpaid amounts described on Exhibit A hereto and $651,999.92 as provided in Section 2(b) of the Consolidation Agreement and (b) NGM in the amount of $651,999.92 as provided in the Consolidation Agreement. The Class B Notes shall be subject to the final sentence of Section 3.04 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.

          "Consolidation Agreement" shall mean the Consolidation Agreement dated as of the date hereof among RCC, NGM, HFS Gaming Corp., a Delaware corporation, Alliance Gaming Corporation, UGR and, as to certain matters, John A. Barrett, Jr., Leigh Seippel, Rainbow Development Corporation, a Mississippi corporation, and National Gaming Corp., a Delaware corporation, and Doyle & Bachman, a law partnership.

          "EBITDAR" shall mean earnings from the Project, before giving effect to depreciation, amortization, interest and princi-pal payments (including payments of interest on and principal of the HFS Financing Agreements to HFS or NGM or any of their respective Affiliates and payments of interest on and principal of the Notes), royalties payable to HFS, capital expenditures, and federal, state and local taxes (provided that such taxes are not paid by the Partnership)(but after giving effect to specifi-cally gaming-related taxes, which shall constitute a deduction from earnings of the Partnership), all as determined in accor-dance with generally accepted accounting principles, consistently applied.

          "Event of Withdrawal" shall mean, with respect to the General Partner, any bankruptcy or insolvency of the General
Partner and the events specified under Section 79-14-402(a) of the Mississippi Act.

          "Gross Gaming Revenues" shall mean gaming revenues derived from the casino forming a part of the Project, in accor-dance with generally accepted accounting principles, consistently applied, i.e., for any applicable period, the amounts retained by such casino in respect of players' wagers, less payments to winning players and all applicable gaming taxes.

          "HFS" shall mean Hospitality Franchise Systems, Inc. or any of its Affiliates (and shall include NGM or any of its Affiliates); "HFS Financing Agreements" shall mean the various financing agreements, marketing and servicing agreements and other documents and instruments in effect on the date hereof among the Partnership, either of the Partners (or any of their respective Affiliates) and HFS or NGM, as amended or supplemented and in effect from time to time.

          "Interest" shall mean, as to each Partner, all applica-ble rights of such Partner under this Agreement.

          "Management Agreement" shall mean the Management
Agreement dated as of October 28, 1993 among Mississippi Ven-tures, Inc., the Partnership, RCC, John A. Barrett, Jr. and Leigh
Seippel, as amended to date.

          "Net Cash Flow" shall mean EBITDAR of the Project, on a freestanding basis, exclusive of any overhead, service or other charges of the General Partner, Alliance Gaming Corporation or any Affiliate thereof (other than the Partnership, as permitted by this Agreement) other than the Management Fee (as presently in effect and as provided for in the Management Agreement, including any incentive or performance based management fees), prepared on a consistently applied generally accepted accounting principles basis for the Project, less deductions for, but only for Allowed Deductions.

          "Net Income" or "Net Loss" for any taxable year shall mean the taxable income or the taxable loss of the Partnership for such taxable year as determined for U.S. federal income tax purposes.

          "Notes" means, collectively, the Class A Note and the Class B Notes.

          "Permitted Capital Expenditures" shall mean expendi-tures made by UGR or NGM or any of their respective Affiliates to or as directed by the Partnership or otherwise designated by the General Partner (in its sole discretion) in connection with the Project or the Rainbow Business, whether from the cash available in or generated by the Project or from UGR's or NGM's or such Affiliates' own or borrowed funds, and in each case, whether or not such expenditures are, in accordance with generally accepted accounting principles, properly classified as capital expendi-tures; provided, that the aggregate amount of such expenditures (including the amount provided to be expended under the Consoli-

                               7
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
dation Agreement) shall not have exceeded the difference between $5.5 million and the amount funded on the date hereof in respect of the Class B Notes (i.e., $2,239,051.84), from and after the date hereof. Nothing herein shall limit UGR's ability to fund additional amounts to the Project so long as such additional amounts are not evidenced by a Class B Note.

          "Person" shall mean any individual, company, corpora-tion, association, governmental or quasi-governmental authority or other entity.

          "Project" shall mean a dockside casino, restaurants, concessions and related activities in Vicksburg, Mississippi
(including the contiguous family entertainment park and hotel).

          "Rainbow Business" shall mean the business and opera-tions heretofore and hereafter conducted by the Partnership, consisting of the development, ownership and operation of the Project.

          "RCC Interest" shall mean the Interest of RCC as Limited Partner in the Partnership calculated as 10% of Net Cash Flow of the Partnership for each fiscal year of the Partnership from January 1, 1995 through the term of this Partnership as set forth in Section 1.06 hereof, subject to earlier termination as provided in Article VII hereof and to extension of such date as provided in this definition; provided, that RCC shall be enti-tled to a 20% share of Net Cash Flow to the extent (but solely to the extent) allocable on a straight line proportionate basis to Gross Gaming Revenues in any fiscal year in excess of $35,000,000 (e.g., if gross gaming revenues are $38,000,000 and Net Cash Flow is $5,000,000, the RCC Interest shall be (a) $5,000,000 x 35/38 x
10% plus (b) $5,000,000 x 3/38 x 20%).  The term of the RCC
Interest shall be for 15 years, commencing January 1, 1995; provided, that if the RCC Interest does not produce at least $50,000 per calendar year in actual payments to RCC, or a compen-sating payment up to the difference between $50,000 and the amount of the RCC Interest otherwise payable by the Partnership is not made for such calendar year to RCC, then the term of the RCC Interest shall be extended for an additional consecutive 12-month period in each such case.

          "Transfer" shall mean the direct or indirect sale, donation, assignment (as collateral or otherwise), pledge, hypothecation, encumbrance, transfer or disposition of any Interest; "Transferor" and "Transferee" shall have correlative meanings to the foregoing.

          Article III:  Management and Operation of the Business

          3.01 Management of the Partnership. (a) The manage-ment and operation of the Partnership shall be exclusively vested in the General Partner, which may exercise all powers necessary or convenient for the accomplishment of the purposes of the
                              8

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
Partnership on behalf of and in the name of the Partnership. The Partnership has previously entered into a Management Agreement, which Management Agreement is ratified and remains in full force and effect. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable laws or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall, subject to the other provisions of this Agreement, have full power and authority to do all things and on such terms as it may deem necessary or desirable to conduct the business of the Partnership and to effectuate the purposes set forth herein and in the Consolidation Agreement; provided, that in any transaction between the Partnership, on the one hand, and Alliance Gaming Corporation and its Affiliates (other than the Partnership), on the other hand, such transaction shall be conducted in accordance with the standards of Section 1.07 hereof or the financial conse-quences of such transaction to the Partnership if materially adverse to the Partnership's EBITDAR as calculated for purposes of the Net Cash Flow shall be disregarded to the extent (but solely to the extent) less favorable to the Partnership than articulated in such standards.

          Notwithstanding the foregoing, the General Partner shall not (i) liquidate the Partnership prior to December 31, 2010 (or such later date as may be provided for in Article V hereof), other than as the result of an Event of Termination, or
(ii) modify or amend this Agreement or the Management Agreement in a manner which is materially adverse to the Limited Partner, in each case, without the consent of the Limited Partner. Nothing contained in this Agreement shall affect the duration of the royalty payable to HFS in connection with the HFS Financing Agreements, which royalty shall survive the termination of the Partnership to the extent provided therein.

          (b) The respective liabilities of the Partners in respect of the completion of the Project shall be solely as set forth in the Consolidation Agreement and no Partner shall have any liability in respect thereof other than as set forth therein.

          (c) The Partnership may have employees and agents who may be designated as officers with titles designated by the General Partner, and who in such capacities may act for and on behalf of the Partnership. Nothing in this Section 3.01(c) shall affect the parties' respective rights or obligations under or pursuant to the Management Agreement for purposes of calculating Net Cash Flow or otherwise under this Agreement.

          3.02 Relationship Between the General Partner and the Limited Partners. (a) Each of the Partners hereby approves, ratifies and confirms the execution, delivery and performance by the Partnership of the Consolidation Agreement and accompanying documents and all other documents or instruments heretofore executed by or on behalf of the Partnership or in connection therewith and the HFS Agreement.

          (b) The acts of the General Partner in carrying on the business of the Partnership as authorized herein shall bind the Partnership. The Limited Partner shall not have any right to, and shall not, (i) take part in the management or control (within the meaning of the Mississippi Act) of the Partnership's busi-ness, (ii) act for or bind the Partnership, (iii) transact any business in the name of or on behalf of the Partnership, or (iv) withdraw from the Partnership as a limited partner until the Limited Partner has assigned its Interest pursuant to and in accordance with the provisions hereof. The Limited Partner, in its capacity as limited partner, shall only have the rights and powers specifically granted to the Limited Partner in this Agree-ment or pursuant to the Mississippi Act.

          (c)  Neither the General Partner nor the Limited
Partner shall be obligated to make any further contributions to the capital of the Partnership except as provided in the Consoli-dation Agreement.

          (d) The liability of the Limited Partner to third parties shall be limited as provided in the Mississippi Act. The Limited Partner acknowledges and agrees that it shall be liable to the Partnership for any money or other property distributed, paid or conveyed to it by the Partnership, only to the extent required by the Mississippi Act.

          (e) Notwithstanding any other term of this Agreement, none of the Partners, their respective Affiliates or their respective stockholders, directors, officers, employees, ser-vants, direct or indirect partners, attorneys or agents, or the officers of the Partnership shall be liable to the Partnership or any other Person or any such Affiliate or officer, director, direct or indirect partner, stockholder, employee, attorney or agent for any act or omission taken or omitted in good faith by or for such Persons; provided, that such act or omission did not constitute fraud, willful violation of law, willful violation of this Agreement, reckless disregard of the duties of such person or gross negligence in the performance of its duties, in each such case, in relationship to the Partnership.

          3.03 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner.

          3.04 Permitted Capital Expenditures. Each amount that is designated by the General Partner as a Permitted Capital Expenditure (which the General Partner may so designate in its sole discretion but which shall include all amounts funded under
Section 2 of the Consolidation Agreement) shall be deemed to be and constitute a part of the indebtedness evidenced by the Class B Notes; provided, that in no event shall the aggregate principal amount of all Permitted Capital Expenditures exceed $5.5 million for purposes of computation of the RCC Interest. Such amount shall not be renewed by borrowing, repayment and reborrowing or otherwise, but such limit shall apply only for the purpose of computation of the RCC Interest and shall not otherwise limit in any manner the business, financing or operations of the Partner-ship.

        Article IV:  Allocations of Net Income and Net Losses;
Etc.

          4.01  [Intentionally Omitted].

          4.02 Allocation of Items of Net Income and Net Loss. Except as required by Section 4.03 hereof or otherwise required by the Code, Net Income for any fiscal year of the Partnership shall be allocated to the General Partner and the Limited Partner on a pro rata basis in accordance with the actual distribution of cash to the Partners as provided in Article V hereof. Net Loss shall be allocated in proportion to and to the extent of the difference, if positive, between cumulative Net Income and cumulative cash distributed to the Partners, and thereafter to the General Partner. The forms K-1 issued to the Partners shall be as specified in Section 8.04(c) hereof.

          4.03 Section 704(c) of the Code and Treasury Regula-tion Section 1.704-1(b)(4)(i). Partnership income, gains, losses and deductions shall, solely for income tax purposes, be allocated among the Partners in accordance with Section 704(c) of the Code and the Treasury regulations promulgated thereunder with respect to contributed property, and in accordance with Treasury Regulation Section 1.704-1(b)(4)(i) with respect to revalued property, so as to take account of any difference between the adjusted basis to the Partnership of any property for federal income tax purposes and its fair market value at the time such property was contributed to the Partnership, or at the time such property was revalued in accordance with Treasury Regulation
Section 1.704l(b)(2)(iv)(f). The depreciation allocation will be limited to the federal income tax depreciation on the contributed or revalued assets. All Partners shall report the amounts attributable to them under this Agreement in accordance with the Form K-1 provided to them by the Tax Matter Partner.

          4.04 Issuance of Notes. (a) On the date hereof, the Partnership is issuing to (i) UGR the Class A Note in the princi-pal amount of $3.25 million (all of which shall be deemed funded and outstanding as of the date hereof) and (ii) each of UGR and NGM a Class B Note in the original principal amount of $3.5 million and $2 million, respectively. Of such amounts, (x) $935,052 in respect of accrued and unpaid amounts as set forth on Exhibit A hereto and $651,999.92, as contemplated by the Consoli-dation Agreement, shall be deemed funded by UGR and outstanding as of the date hereof and (y) $651,999.92, as contemplated by the Consolidation Agreement, shall be deemed funded by NGM and outstanding as of the date hereof. Additional amounts of Permit-ted Capital Expenditures that hereafter are funded by UGR or NGM shall be deemed to be outstanding under the Class B Notes upon funding thereof.

          (b) The Class A Note shall bear interest at a rate of 7.5% per year on the outstanding principal amount thereof and shall be repayable on the basis of 77 level monthly payments of interest and principal, commencing on April 1, 1995. The Class B Notes shall bear interest at a rate of 10% per year as applied to the amount funded thereunder and shall be repayable on the basis of 84 monthly level payments of interest and principal (as adjusted for additional amounts of indebtedness incurred and outstanding thereunder after the date hereof), commencing April 1, 1995. Amounts under the Notes (of interest or principal) that are unpaid after any applicable payment date shall bear interest at the rate otherwise in effect plus 2% per year.

                      Article V:  Distributions; Etc.

          5.01 RCC Interest. The Limited Partner shall be entitled to receive the RCC Interest, as provided herein, for so long as the term of such Interest shall be in effect as provided herein, and the General Partner shall receive all other revenues, profits, income, cash and other property or assets of the Part-nership. Such payments of the RCC Interest shall be calculated from the Partnership's fiscal year financial statements as reported on by its independent accounting firm on the basis provided for herein, shall be payable in quarterly estimated installments based upon the prior fiscal year's Net Cash Flow of the Partnership in the subject quarter and shall be subject to final adjustment on a whole fiscal year basis (by supplemental payment to RCC or by offset of the succeeding year's accruals or payment by RCC to UGR in the final year of the Partnership, as the case may be) within 120 days of the end of each fiscal year of the Partnership. A pro forma illustration of the basis of computation of the RCC Interest is attached hereto as Schedule B.

          5.02 Sale of Partnership or Partnership Business. In the event of a sale or its substantial equivalent of all or substantially all of the General Partner's Interest or of all or substantially all of the assets or business of the Partnership (irrespective of the form of such transaction), then either (a) the RCC Interests shall be conveyed additionally at the option of the General Partner in its sole discretion; provided, that RCC shall be allocated a share of the total transaction proceeds in respect of the RCC Interest on a basis reflecting its then present value with reference to the valuations of the subject transaction (as mutually agreed between the General Partner and RCC, or failing agreement within 15 days of consummation of such transaction, then, as determined by Arbitration (as defined below in this paragraph)) or, alternatively, (b) if mutually agreed between the acquiror, the General Partner and RCC, the RCC Interest shall be preserved by the terms of the subject transac-tion. It is understood and agreed that the consent of RCC shall not be required for any such transaction, except in any transac-tion involving an Affiliate of the General Partner. "Arbitra-tion" shall mean an arbitration conducted under the rules of the

American Arbitration Association by either a mutually satisfacto-ry independent arbitrator (or failing agreement on such a person within 15 days after either party requests Arbitration in writ-ing, then, by a panel of three independent arbitrators of which one will be selected by each of the parties and the third will be selected by such nominees, and failing that agreement, then, by the American Arbitration Association). The General Partner shall keep the Limited Partner reasonably informed of the status of negotiations and progress of any such transaction and shall provide to the Limited Partner copies of relevant final (and with respect to material documents, draft) transaction documents. In the event of a transaction described in clause (a) above, the General Partner shall, upon consummation thereof if the Partners shall not have then agreed upon the amount allocable to the RCC Interest, cause to be delivered to a third party escrow agent designated by the General Partner an amount reasonably estimated by the General Partner to be allocable to the Limited Partner in respect of the RCC Interest, which amount shall be held in an interest-bearing escrow account with a bank or financial institu-tion. Such amount shall be held pursuant to a then-customary escrow agreement and all or a portion thereof, together with accrued and unpaid interest, disbursed upon the final determi-nation of the amount allocable to the Limited Partner, as de-scribed above, or as otherwise jointly directed in writing by the Partners; at such time, if the amount allocable to the Limited Partner is greater than the principal amount so held in escrow, the General Partner shall cause to be paid such discrepancy, together with interest thereon at the rate earned in such escrow account.

           5.03 Certain Rights. The foregoing provisions in this Article V (and the correlative definitions) are included in this Agreement solely for the purpose of calculating the amounts payable to the Limited Partner and are not intended to limit or restrict in any way the General Partner's right to operate the business of the Partnership in its sole discretion, including without limitation, to incur any financing or capital expenditure that is not a Permitted Capital Expenditure.

          5.04 Term. The term of the Partnership may be extend-ed as provided in the definition of RCC Interest.

                   Article VI:  [Intentionally Omitted]

                 Article VII:  Termination and Dissolution

          7.01 Events of Termination. The Partnership shall not be dissolved unless in good faith. The Partnership shall be dissolved and its affairs wound up pursuant to Section 7.02 hereof, and this Agreement shall terminate upon the first to occur of any of the following events (each, an "Event of Termina-tion"): (a) the execution by each Partner of a unanimous written consent to dissolution and payment in full in cash of the Notes and the then net present value of estimated future payments of the RCC Interest over its remaining scheduled term, as provided for in Article V above; (b) the sale or other disposition of all or substantially all of the assets of the Partnership and provi-sion for the sale or continuance of the RCC Interest as provided in Article V; (c) the dissolution, winding-up, cessation of business or withdrawal of all of the Partners; (d) an Event of Withdrawal unless at the time of the occurrence of such Event of Withdrawal there is at least one General Partner who is autho-rized and agrees to continue the business of the Partnership without dissolution (and, if there are no remaining general partners, a majority in interest of the limited partners shall make selection of a new General Partner and, if RCC is the sole limited partner, RCC shall be permitted to elect to continue the Partnership in its sole discretion); or (e) December 31, 2010 or such later date as may be provided pursuant to this Agreement for the full term of the RCC Interest in Article V above.

          7.02 Winding-Up. Upon the occurrence of an Event of Termination, the Partnership's affairs shall be wound up, its debts paid and its business and property, rights and assets disposed of in an orderly manner as shall be determined by the General Partner and the General Partner shall receive all proper-ty, rights or assets of the Partnership after provision for payment of the amounts to RCC as provided in Section 5.02 above. The Limited Partner shall not have any right to share or partici-pate in any such property, rights or assets remaining after such payments, all of which shall be and belong solely to the General Partner.

                    Article VIII:  Reports to Partners

          8.01 Books of Account. Appropriate records and books of account shall be kept by the General Partner and by the manager under the Management Agreement, at the principal place of business of the Partnership. The Limited Partner shall be provided reasonable access to such books and records, at reason-able times on reasonable prior notice for the purpose of verify-ing the amounts payable to it under Article V above and shall be provided a quarterly estimated computation thereof by the General Partner and an annual final computation reported on by the independent accounting firm of the Partnership (including without limitation, a computation of the RCC Interest in each period) and unaudited monthly summaries of the operations of the Partnership.

          8.02 Audit and Report. The books and records of the Partnership shall be kept in accordance with generally accepted accounting principles, which is consistent with the requirements of Section 704 of the Code and the Treasury Regulations thereun-der, and shall be audited by independent certified public accoun-tants of the General Partner's selection. The General Partner shall provide to the Limited Partner and the holders of Notes on a timely basis annual and quarterly balance sheets, statements of income (loss) for each applicable period and of such Partner's capital accounts, statements of Net Cash Flow; and the amount of such Partner's share in each item of Partnership's taxable income or loss for each year which must be separately accounted for by a Partner pursuant to section 702(a) of the Code and any other information needed to prepare the Partner's federal, state and local income tax returns and reports.

          8.03 Fiscal Year. The fiscal year and taxable year of the Partnership shall end on June 30.

          8.04 Tax Matters. (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code, to manage administrative tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is specif-ically directed and authorized to take whatever steps the General Partner deems necessary or desirable to perfect such designation, including without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under any Treasury Regulation. The Tax Matters Partner shall not be liable to the Partnership or any other Partner for any act or omission taken or suffered by it in such capacity in good faith and in the reasonable belief that such act or omission is in or is not opposed to the best inter-ests of the Partnership; provided, that such act or omission is not in violation of the Agreement and does not constitute gross negligence, fraud or a willful violation of law.

          (b) Within five business days of receipt, a Partner shall give to the remaining Partners written notice of such Partner's receipt from any taxing authority of any notification of any audit or investigation of the Partnership or any other tax proceeding or proposed tax adjustment affecting the Partnership.


          (c) The Tax Matters Partner shall cause income and other required federal, state and local tax returns for the Partnership to be prepared on a basis consistent with the terms of this Agreement and timely filed with the appropriate authori-ties. The forms K-1 issued to the Limited Partner in respect of each fiscal year of the Partnership shall report income in an amount equal to the cash distributed to such Partner. The Tax Matters Partner shall make or maintain in effect tax elections as it shall deem to be appropriate.

          (d) Each Partner and the Partnership shall cooperate with and assist, at its own expense, the Tax Matters Partner in connection with any federal, state, local or foreign tax matter affecting the Partnership or any entity in which the Partnership has an interest, including without limitation, providing any records or supporting data with respect to assets or liabilities transferred to the Partnership, preparing any tax return or assisting as requested on any audit.

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
                        Article IX:  Miscellaneous

          9.01 Transfers of Interests; Admission of Additional Partners. (a) Subject to applicable requirements of the Missis-sippi Act and applicable gaming laws and regulations, the General Partner and the Limited Partner shall have the right to Transfer their respective Interests to any Person, subject to the provi-sions of this Agreement; provided, that, except to its stockhold-ers on the date hereof, the Limited Partner shall not be permit-ted to Transfer its Interests without the prior written consent of the General Partner, which shall not be unreasonably withheld.

          (b) Upon compliance with Section 9.01(a) hereof with respect to the Transfer of all or any portion of its Interest, the Transferee shall become a Limited Partner or General Partner, as the case may be, and shall succeed proportionately to the Interest Transferred by the Transferor and shall become subject to all of the obligations of the Transferor with respect to such Interests, only upon compliance with the following additional conditions: (i) the proposed Transferee shall have executed an amendment to this Agreement, and shall have executed such other instruments as the General Partner may deem necessary or desir-able, to admit such Transferee as a Partner (including the execution of a counterpart of this Agreement and an appropriate supplement to this Agreement pursuant to which such Partner shall agree to be bound by and comply with the terms and provisions hereof) and (ii) the Transferor shall have paid to the Partner-ship all of the Partnership's expenses connected with such Transfer and substitution (including without limitation, the legal and accounting fees and disbursements of the Partnership).

          (c) If the Transferor is the General Partner, upon compliance with the terms of Sections 9.01(a) and (b) hereof, the admission of the Transferee as a successor General Partner shall occur, and for all purposes shall be deemed to have occurred, im-mediately prior to the withdrawal of the Transferor General Partner from the Partnership as a general partner of the Partner-ship. Upon such withdrawal, the General Partner shall cease to be a general partner of the Partnership and the successor General Partner shall, and is hereby authorized to, continue the business of the Partnership without dissolution. In accordance with the Mississippi Act, the successor General Partner shall execute and file an appropriate amendment to the Certificate to reflect its admission to the Partnership.

          (d) Notwithstanding any provision of this Agreement to the contrary, no Transfer of any Interest shall be effective to convey any Interest in the Partnership until the Transferee executes all necessary certificates or other documents and per-forms all acts required in accordance with the laws of the State of Mississippi and any other applicable law, and any and all documents as shall be required from time to time by the rules and regulations of any regulatory body or commission having a juris-diction over the Partnership, to the full extent necessary to

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
constitute such Transferee a Partner and preserve the status of the Partnership as a partnership after the completion of such Transfer in accordance with such laws. Each such Transferee by accepting the Transfer of an Interest agrees upon the request of a Partner to execute such certificates or other documents and to perform such acts and gives the power of attorney set forth in
Section 1.09 as fully as though such Transferee was an original signatory hereto.

          (e) If any Partnership Interest is sold, assigned, or transferred during any taxable year of the Partnership in compli-ance with the provisions of this Section 9.01, Net Income, Net Loss, each item thereof, and all other items attributable to such Interest for such period shall be divided and allocated between the Transferor and the Transferee by taking into account their varying interests during the period in accordance with Code
Section 706(d), using any conventions permitted by law and reasonably selected by the General Partner. All distributions on or before the date of such Transfer shall be made to the Trans-feror, and all distributions thereafter shall be made to the Transferee. Solely for the purposes of making such allocations and distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer.

          9.02 Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the internal laws, and not the laws pertaining to conflicts or choice of law, of the State of Missis-sippi.

          9.03 Binding Agreement. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns. This Agreement shall be binding upon the successors and assigns of the Partners.

          9.04 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered or certified mail, return receipt requested, or by telex or telecopy and confirmed by mail as aforesaid to the Partnership or to the General Partner, at 4380 Boulder Highway, Las Vegas, Nevada 89121; Attention: General Counsel, with a copy to Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022; Attention:
David Robbins, Esq. or such other address or addresses as to which the Partners shall have been given notice, and to the Limited Partner, to The Rainbow Casino Corporation, c/o Barrett Refining Corporation, 23 East Ninth, Suite 329, Shawnee, Oklahoma 74801 and Leigh Seippel, c/o Doyle & Bachman, 919 Eighteenth Street, N.W., Washington, D.C. 20006; Attention: James D. Bachman, Esq., with a copy to Doyle & Bachman, 919 Eighteenth

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
Street, N.W., Washington, D.C. 20006; Attention: James D.
Bachman, Esq., and such notice shall be deemed to have been given as of the date delivered, telexed or telecopied or if mailed, the second day after being so mailed.

          9.05 Counterparts. This Agreement may be executed in counterparts and by facsimile transmission, all of which together shall constitute one agreement binding on all the parties not-withstanding that all the parties are not signatories to the original or the same counterpart.

          9.06 Amendments. Any waiver, modification or amend-ment to this Agreement shall be effective when signed by each Partner.

          9.07 Severability. If any provision of this Agree-ment, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

          9.08 Confidentiality. The Limited Partner shall not, during the term of this Agreement, disclose any confidential or proprietary information with respect to the Partnership to any person, except (a) with the prior written consent of the General Partner, (b) or as may be required by applicable law or adminis-trative or judicial process.

          9.09 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any cre-ditors of the Partnership or other person doing business with the Partnership (other than as provided herein).

          9.10 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or con-dition of this Agreement or to exercise any right or remedy con-sequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

          9.11 Certain Provision Relating to Holders of Notes. The holders of the Notes (in such capacity) shall not be, and shall have none of the rights and none of the obligations of, Partners of the Partnership. Without limiting the foregoing, the holders of the Notes (in such capacity) shall have no liability for Partnership debts or to make advances to the Partnership, except as provided in the Consolidation Agreement, and no right to take part in the management or control of the Partnership's business, act or bind the Partnership, transact any business in the name of or on behalf of the Partnership. Except for payment of the Notes, the holders of the Notes (in such capacity) shall not have any right to participate in the property, rights or assets of the Partnership. The Partnership shall provide the holders of the Notes on a timely basis annual and quarterly balance sheets, and statements of income (loss) for each applica-
                              18
ble period. Holders of the Notes shall not disclose any confi-dential or proprietary information with respect to the Partner-ship except (a) with the prior written consent of the General Partner, or (b) as may be required by applicable law or adminis-trative or judicial process. Holders of the Notes may transfer their Notes to any Person.

          9.12 Loan and Other Financing Proceeds. The proceeds of any loan, financing, refinancing or other capital or similar transaction shall not constitute revenues for purposes of calcu-lating EBITDAR, and all of such proceeds shall be retained by and be the exclusive property of, the Partnership and allocated solely to the General Partner and have no effect on the RCC Interest.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of this 29th day of March, 1995.

                              United Gaming Rainbow,
                                General Partner



                              By:/s/Steve Greathouse
                                 Name:  Steve Greathouse
                                 Title:  President


                              The Rainbow Casino Corporation,
                                Limited Partner



                              By:/s/Leigh Seippel
                                 Name: Leigh Seippel
                                 Title:  President



                              By:/s/John A. Barrett, Jr.
                                 Name: John A. Barrett, Jr.
                                 Title:  Chairman

The undersigned joins as manager of the Project (and not as a Partner):

                              Mississippi Ventures, Inc.



                              By:/s/Steve Greathouse
                                 Name:  Steve Greathouse
                                 Title:  President

                                Schedule A

               Calculation of Accrued and Unpaid Royalties,
               Distributions, Redemptions and Other Amounts
   Constituting a Part of a Class B Promissory Note Issued to UGR


                                           Less:     Balance As
                          Original       Payments   of March 28,
Amount                     Balance       Received       1995

Special Limited
Partnership Interests   $ 3,250,000    $       0     $3,250,000
Redemptions                 163,368            0        163,368
Accrued Management Fee       70,027            0         70,027
Royalties through
February 28, 1995           689,999      (233,728)      456,271
March 1 through
March 28, 1995               97,838                      97,838
Other (Pre-opening,
payroll, travel,
miscellaneous)              639,009      (491,461)      147,548

                        $ 4,910,241     $(725,189)   $4,185,052

Less                                                  3,250,000

Balance                                              $  935,052

                                SCHEDULE B

                          PRO FORMA ILLUSTRATION
                                COMPUTATION
                               RCC INTEREST*



Project Revenue

     Gross Gaming Revenues                   30,000,000

     Food, Beverage, Rent, Other
          Project Revenue                     2,000,000

               Total Revenue                 32,000,000


Less Operating Costs

     Gaming Taxes                             5,500,000

     Food/Beverage and other Project
          Costs                               1,000,000

     Casino Payroll & Related Expenses        9,400,000

     Operating Expenses Including
          Marketing & Comps                   5,000,000

     Base Management Fee (including any
          future additional incentive
          management fees which,
          however, are not included in
          such $100,000 amount)                 100,000

               Total Operating Costs         21,000,000

               EBITDAR                       11,000,000


Less Allowed Deductions

     HFS Royalty                              3,600,000

     Existing NGC Principal & Interest
          Payment                             1,250,000

     Existing IGT Payment                     1,250,000

     Existing Kossen Payment                    100,000

     Class A Note Payment                       600,000

     Class B Notes                              700,000

                    Total                     7,500,000


NET CASH FLOW                                 3,500,000

RCC INTEREST                                    350,000






* These amounts are for illustrative purposes only and no representation is made that the amounts set out above are achievable or that Operating Costs or Allowed Deductions are the actual or estimated amounts that would be payable at corresponding revenue levels.

                                                     Exhibit 2.4

23674694.33D

                          CLASS A UNSECURED NOTE

$3,250,000                                  New York, New York
                                          As of March 29, 1995


          FOR VALUE RECEIVED, RAINBOW-CASINO-VICKSBURG
PARTNERSHIP, L.P., a Mississippi limited partnership, having an office at 1440 Warrenton Road, Vicksburg, Mississippi (collec-tively, "Maker"), promises to pay to UNITED GAMING RAINBOW, a Nevada corporation having an office at 4380 Boulder Highway, Las Vegas, Nevada 89121 ("Payee"), or order, at said office, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of THREE MILLION TWO HUNDRED FIFTY THOUSAND and 00/100 Dollars ($3,250,000.00) in lawful money of the United States of America, with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

          (i) consecutive installments each in an amount to be determined in accordance with paragraph 2 hereof shall be due and payable on April 1, 1995, and on the first day of each calendar month thereafter to and including the Maturity Date, each of which installments shall be applied first to the payment in full of interest calculated in the manner hereinafter set forth and then in reduction of the Principal Balance;

          (ii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date.

          1. The following terms as used in this Note shall have the following meanings:

          (i) The term "Amended Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership" dated as of March 29, 1995 entered into between Payee, as general partner, and The Rainbow Casino Corporation, a Mississippi Corporation ("RCC"), as limited partner.

          (ii) The term "Consolidation Agreement" shall mean a certain Consolidation Agreement dated March 29, 1995 entered into among RCC, National Gaming Mississippi, Inc. and HFS Gaming Corp., both Delaware corporations; Alliance Gaming Corporation, a Nevada corporation formerly known as United Gaming, Inc., and Payee, a wholly-owned subsidiary of Alliance; Maker; and for limited purposes John A. Barrett, Jr. and Leigh Seippel, and National Gaming Corp., a Delaware corporation.

          (iii) The term "Debt" shall mean all principal, interest and other sums of any nature whatsoever which may or shall become due to Payee in accordance with the provisions of this Note.

          (iv) The term "Loan" shall mean the loan in the principal sum $3,250,000 deemed to have been advanced by Payee to Maker in accordance with the provisions of Section
     4.04 of the Amended Partnership Agreement, which loan shall be evidenced by this Note.

          (v)  The term "Maturity Date" shall mean August 1,
     2001.

          (vi) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time.

          2. Subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Fixed Rate from and including the date of this Note to, but not including, the date this Note is paid in full. The term "Fixed Rate" shall mean seven and one-half (7.5%) percent per annum. The Fixed Rate shall be calculated for the actual number of days elapsed on the basis of a 360-day year. The installments of principal and interest payable under clause (ii) of this Note shall be in an amount sufficient to fully amortize such amount in seventy-seven (77) consecutive installments, commencing April 1, 1995 through and including the Maturity Date.

          3. Maker shall have the right to prepay the Principal Balance in whole, or in part, without penalty or premium upon not less than three (3) Business Days' prior written notice to Payee specifying the intended date of prepayment, which date of prepayment shall not be more than forty-five (45) days after the date of such notice, and the amount to be prepaid and upon payment of all interest and other sums then due and payable pursuant to the provisions of this Note.

          4. It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of Payee on the happening of any of the following events, each an Event of
Default:

          (i) subject to the provisions of paragraph 2(e) of the Consolidation Agreement, if any portion of the Debt is not paid within fifteen (15) days after the same is due and payable;

          (ii) if Maker or any general partner of Maker shall make an assignment for the benefit of creditors;

          (iii) if a court of competent jurisdiction enters a decree or order for relief with respect to Maker or any general partner of Maker under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Maker or any general partner of Maker, or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of Maker or any general partner and such decree or order is not dismissed, discharged or vacated of record within twenty (20) days after the same has been entered; or

          (iv) if Maker or any general partner of Maker files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if Maker or any general partner of Maker consents to the institution of pro-ceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or any general partner of Maker, or of any substantial part of their properties, or if Maker or any general partner of Maker fails generally to pay their debts as such debts become due, or if Maker or any general partner of Maker takes any action in furtherance of any action described in this subparagraph.

          5. On the happening of any Event of Default or if the Debt is not paid in full on the Maturity Date, Maker shall there-after pay interest on the Principal Balance from the date of such event or the Maturity Date, as the case may be, until the date the event of default is cured or the Principal Balance is paid in full, in the case of failure to pay at maturity, at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to two (2%) percent per annum plus the Fixed Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which Maker may by law pay.

          6. Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this Note is not made when due, Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs shall be added to the amount due under this Note and shall be receivable there-
with). Maker agrees to perform and comply with or cause to be performed and complied with each of the terms, covenants and provisions contained in this Note and the Consolidation Agreement on the part of Maker to be observed or performed. No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or the Consolidation Agreement made by agreement between Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note or the Consolidation Agreement.

          7. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

          8. The terms of this Note shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of laws.

          9. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective in the specific instance in which given.

          10. Maker acknowledges that this Note and Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker here-under or otherwise with respect to the Loan. This Note sets forth the entire agreement and understanding of Payee and Maker, and Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obliga-tions of Maker hereunder or otherwise with respect to the Loan in any action or proceeding brought by Payee to collect the Debt, or any portion thereof. Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note.

          11. No delay on the part of Payee in exercising any right or remedy under this Note or the Consolidation Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee to take further action without further notice or demand as provided in this Note or the Consolidation Agreement.

          12. Maker agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Note and, in furtherance of such agreement, Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any pro-cess or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Maker by registered or certified mail to or by personal service at the last known address of Maker, whether such address be within or without the jurisdiction of any such court.

          13. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the Debt hereunder constitutes a valid and binding obligation of Maker.

          14. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE, THE OR THE CONSOLIDATION AGREEMENT.

          15. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors and assigns, provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Payee to assign or transfer its obligations under this
Note in whole or in part, to any other person, party or entity.

          IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.


                         RAINBOW CASINO-VICKSBURG PARTNERSHIP,
                         L.P., a Mississippi limited partnership

                         By:  United Rainbow Gaming, a Nevada
                              corporation


                              By: /s/Steve Greathouse
                                  Steve Greathouse, President

STATE OF NEVADA     )
                    ss:
COUNTY OF CLARK     )


          On the 28th day of March, 1995, before me personally came Steve J. Greathouse to me known, who being by me duly sworn, stated that he resides at 4380 Boulder Hwy., Las Vegas, Nevada, that he is President of UNITED RAINBOW GAMING, the corporation described in and which executed the above instrument as general partner of RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P. and that he signed his name thereto by order of the board of directors of that corporation as the free act and deed of the corporation, as such general partner.




                                  /s/___________________________
                                           Notary Public

                                                   Exhibit 2.5

23674694.33D


                         CLASS B UNSECURED NOTE
                   (NATIONAL GAMING MISSISSIPPI, INC.)


                                             New York, New York
$2,000,000                                 As of March 29, 1995


          FOR VALUE RECEIVED, RAINBOW-CASINO-VICKSBURG
PARTNERSHIP, L.P., a Mississippi limited partnership, having an office at 1440 Warrenton Road, Vicksburg, Mississippi (collec-tively, "Maker"), promises to pay to NATIONAL GAMING MISSISSIPPI, INC., a Delaware corporation having an office at 339 Jefferson Road, Parsippany, New Jersey 07054 ("Payee"), or order, at said office, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of TWO MILLION and 00/100 Dollars ($2,000,000.00) in lawful money of the United States of America, or so much thereof as may be advanced pursuant to the Consolidation Agreement (hereinafter defined), with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

          (i) consecutive installments each in an amount to be determined in accordance with paragraph 2 hereof shall be due and payable on April 1, 1995, and on the first day of each calendar month thereafter to and including the Maturity Date, each of which installments shall be applied first to the payment in full of interest calculated in the manner hereinafter set forth and then in reduction of the Principal Balance;

          (ii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date.

          1. The following terms as used in this Note shall have the following meanings:

               (i) The term "Consolidation Agreement" shall mean a certain Consolidation Agreement dated March 29, 1995 entered into among The Rainbow Casino Corporation, a Mississippi corporation ("RCC"); Payee and HFS Gaming Corp., a Delaware corporation; Alliance Gaming Corporation, a Nevada corporation formerly known as United Gaming, Inc. and United Gaming Rainbow, a Nevada corporation ("UGR") and wholly-owned subsidiary of Alliance; Maker; and for limited purposes John A. Barrett, Jr. and Leigh Seippel, and National Gaming Corp., a Delaware corporation pursuant to the provisions of which, among other things, (a) Payee has agreed to make a loan of up to $2,000,000 to the Partnership and (b) UGR has agreed to make certain loans to the Partnership to finance the completion of certain components of a Casino and related amenities in Vicksburg, Mississippi.

               (ii) The term "Debt" shall mean all principal, interest and other sums of any nature whatsoever which may or shall become due to Payee in accordance with the provi-sions of this Note.

               (iii) The term "Loan" shall mean the loan in the principal sum of up to, but not in excess of, $2,000,000 to be advanced by Payee to Maker in accordance with the provi-sions of the Consolidation Agreement, which loan shall be evidenced by this Note.

               (iv) The term "Maturity Date" shall mean March 1,
     2002.

               (v) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time.

          2. Subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Fixed Rate from and including the date of each advance of the Loan to but not including the date this Note is paid in full.
The term "Fixed Rate" shall mean ten (10%) percent per annum.
The Fixed Rate shall be calculated for the actual number of days elapsed on the basis of a 360-day year. The initial installments of principal and interest payable under clause (ii) of this Note shall be calculated based upon the initial advance of the Note and shall be in an amount sufficient to fully amortize such amount in 84 consecutive installments commencing on April 1, 1994 through and including the Maturity Date. The amount of each amortization payment due and payable under clause (ii) of this

Note shall be recalculated by Payee each time that an additional advance of the Loan is made, it being the intent that at all times such amortization payments shall be in an amount sufficient to fully amortize the Principal Balance, together with interest thereon, over the remaining term of the Loan.

          3. Maker shall have the right to prepay the Principal Balance in whole, or in part, without penalty or premium upon not less than three (3) Business Days' prior written notice to Payee specifying the intended date of prepayment, which date of prepay-ment shall not be more than forty-five (45) days after the date of such notice, and the amount to be prepaid and upon payment of all interest and other sums then due and payable pursuant to the provisions of this Note.

          4. It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of Payee on the happening of any of the following events, each an Event of
Default:

               (i) subject to the provisions of paragraph 2(e) of the Consolidation Agreement, if any portion of the Debt is not paid within fifteen (15) days after the same is due and payable;

               (ii) if Maker or any general partner of Maker shall make an assignment for the benefit of creditors;

               (iii) if a court of competent jurisdiction enters a decree or order for relief with respect to Maker or any general partner of Maker under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Maker or any general partner of Maker, or of any substantial part of their res-pective properties, or if such court decrees or orders the winding up or liquidation of the affairs of Maker or any general partner and such decree or order is not dismissed, discharged or vacated of record within twenty (20) days after the same has been entered; or

               (iv) if Maker or any general partner of Maker files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if Maker or any general partner of Maker consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or any general partner of Maker, or of any substantial part of their properties, or if Maker or any general partner of Maker fails generally to pay their debts as such debts become due, or if Maker or any general partner of Maker takes any action in furtherance of any action described in this subparagraph.

          5. On the happening of any Event of Default or if the Debt is not paid in full on the Maturity Date, Maker shall there-after pay interest on the Principal Balance from the date of such event or the Maturity Date, as the case may be, until the date the event of default is cured or the Principal Balance is paid in full, in the case of failure to pay at maturity, at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to two (2%) percent per annum plus the Fixed Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which Maker may by law pay.

          6. Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this Note is not made when due, Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs shall be added to the amount due under this Note and shall be receivable there-
with). Maker agrees to perform and comply with or cause to be performed and complied with each of the terms, covenants and pro-visions contained in this Note and the Consolidation Agreement on the part of Maker to be observed or performed. No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no altera-tion, amendment or waiver of any provision of this Note or the Consolidation Agreement made by agreement between Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note or the Consolidation Agreement.

          7. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

          8. The terms of this Note shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of laws.

          9. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective in the specific instance in which given.

          10. Maker acknowledges that this Note and Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker here-under or otherwise with respect to the Loan. This Note sets forth the entire agreement and understanding of Payee and Maker, and Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obliga-tions of Maker hereunder or otherwise with respect to the Loan in any action or proceeding brought by Payee to collect the Debt, or any portion thereof. Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note.

          11. No delay on the part of Payee in exercising any right or remedy under this Note or the Consolidation Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of

Maker or of the right of Payee to take further action without further notice or demand as provided in this Note or the Consolidation Agreement.

          12. Maker agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Note and, in furtherance of such agreement, Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any pro-cess or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Maker by registered or certified mail to or by personal service at the last known address of Maker, whether such address be within or without the jurisdiction of any such court.

          13. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the Debt hereunder constitutes a valid and binding obligation of Maker.

          14. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE, THE OR THE CONSOLIDATION AGREEMENT.

          15. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors and assigns, provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Payee to assign or transfer its obligations under this
Note in whole or in part, to any other person, party or entity.


          IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.


                         RAINBOW CASINO-VICKSBURG PARTNERSHIP,
                         L.P., a Mississippi limited partnership

                         By:  United Rainbow Gaming, a Nevada
                              corporation



                              By:/s/Steve Greathouse
                                 Steve Greathouse, President

STATE OF NEVADA   )
                   ss:
COUNTY OF CLARK   )


          On the 28th day of March, 1995, before me personally came Steve Greathouse to me known, who being by me duly sworn, stated that he resides at Las Vegas, Nevada, that he is President of UNITED RAINBOW GAMING, the corporation described in and which executed the above instrument as general partner of RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P. and that he signed his name thereto by order of the board of directors of that corpora-tion as the free act and deed of the corporation, as such general partner.




                                             /s/______________
                                             Notary Public

                                               Exhibit 2.6

23674694.33D


                          CLASS B UNSECURED NOTE
                          (UNITED GAMING RAINBOW)

                                            New York, New York
$3,500,000                                As of March 29, 1995


          FOR VALUE RECEIVED, RAINBOW-CASINO-VICKSBURG
PARTNERSHIP, L.P., a Mississippi limited partnership, having an office at 1440 Warrenton Road, Vicksburg, Mississippi (collec-tively, "Maker"), promises to pay to UNITED GAMING RAINBOW, a Nevada corporation having an office at 4380 Boulder Highway, Las Vegas, Nevada 89121 ("Payee"), or order, at said office, or at such other place as may be designated, from time to time, in writing by Payee, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($3,500,000.00) in lawful money of the United States of America, or so much thereof as may be advanced pursuant to the Consolidation Agreement or the Amended Partnership Agreement (each as hereinafter defined), with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

               (i) consecutive installments each in an amount to be determined in accordance with paragraph 2 hereof shall be due and payable on April 1, 1995, and on the first day of each calendar month thereafter to and including the Maturity Date, each of which installments shall be applied first to the payment in full of interest calculated in the manner hereinafter set forth and then in reduction of the Principal Balance;

               (ii) the entire Principal Balance, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date.

          1. The following terms as used in this Note shall have the following meanings:

               (i) The term "Amended Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership dated as of March 29, 1995 entered into between Payee, as general partner, and RCC, as limited partner.

               (ii) The term "Consolidation Agreement" shall mean a certain Consolidation Agreement dated March 29, 1995 entered into among The Rainbow Casino Corporation, a Mississippi corporation ("RCC"); National Gaming Mississippi, Inc. and HFS Gaming Corp., both Delaware corporations; Alliance Gaming Corporation, a Nevada corporation formerly known as United Gaming, Inc., and Payee, a wholly-owned subsidiary of Alliance; Maker; and for limited purposes John A. Barrett, Jr. and Leigh Seippel, and National Gaming Corp., a Delaware corporation pursuant to the provisions of which, among other things, (a) National Gaming Mississippi, Inc. has agreed to make a loan of up to

     $2,000,000 to the Partnership and (b) Payee has agreed to make certain loans to the Partnership to finance the completion of certain components of a Casino and related amenities in Vicksburg, Mississippi.

               (iii) The term "Debt" shall mean all principal, interest and other sums of any nature whatsoever which may or shall become due to Payee in accordance with the provisions of this Note.

               (iv) The term "Loan" shall mean the loan in the principal sum of up to, but not in excess of, $3,500,000 to be advanced by Payee to Maker in accordance with the provi-sions of the Consolidation Agreement, which loan shall be evidenced by this Note.

               (v)  The term "Maturity Date" shall mean March 1,
     2002.

               (vi) The term "Principal Balance" shall mean the outstanding principal balance of this Note from time to time.

          2. Subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Fixed Rate from and including the date of each advance of the Loan to but not including the date this Note is paid in full.
The term "Fixed Rate" shall mean ten (10%) percent per annum.
The Fixed Rate shall be calculated for the actual number of days elapsed on the basis of a 360-day year. The initial installments of principal and interest payable under clause (ii) of this Note shall be calculated based upon the initial advance of the Note and shall be in an amount sufficient to fully amortize such amount in 84 consecutive installments commencing on April 1, 1994 through and including the Maturity Date. The amount of each amortization payment due and payable under clause (ii) of this Note shall be recalculated by Payee each time that an additional advance of the Loan is made, it being the intent that at all times such amortization payments shall be in an amount sufficient to fully amortize the Principal Balance, together with interest thereon, over the remaining term of the Loan.

          3. Maker shall have the right to prepay the Principal Balance in whole, or in part, without penalty or premium upon not less than three (3) Business Days' prior written notice to Payee specifying the intended date of prepayment, which date of prepay-ment shall not be more than forty-five (45) days after the date of such notice, and the amount to be prepaid and upon payment of all interest and other sums then due and payable pursuant to the provisions of this Note.

          4. It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of Payee on the happening of any of the following events, each an Event of
Default:

               (i) subject to the provisions of paragraph 2(e) of the Consolidation Agreement, if any portion of the Debt is not paid within fifteen (15) days after the same is due and payable;

               (ii) if Maker or any general partner of Maker shall make an assignment for the benefit of creditors;

               (iii) if a court of competent jurisdiction enters a decree or order for relief with respect to Maker or any general partner of Maker under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy law or other similar law, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Maker or any general partner of Maker, or of any substantial part of their res-pective properties, or if such court decrees or orders the winding up or liquidation of the affairs of Maker or any general partner and such decree or order is not dismissed, discharged or vacated of record within twenty (20) days after the same has been entered; or

               (iv) if Maker or any general partner of Maker files a petition or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy law or other similar law, or if Maker or any general partner of Maker consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or any general partner of Maker, or of any substantial part of their properties, or if Maker or any general partner of Maker fails generally to pay their debts as such debts become due, or if Maker or any general partner of Maker takes any action in furtherance of any action described in this subparagraph.

          5. On the happening of any Event of Default or if the Debt is not paid in full on the Maturity Date, Maker shall there-after pay interest on the Principal Balance from the date of such event or the Maturity Date, as the case may be, until the date the event of default is cured or the Principal Balance is paid in full, in the case of failure to pay at maturity, at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to two (2%) percent per annum plus the Fixed Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which Maker may by law pay.

          6. Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this Note is not made when due, Maker agrees to pay all costs of collection when incurred, including reasonable attorneys' fees (which costs shall be added to the amount due under this Note and shall be receivable there-
with). Maker agrees to perform and comply with or cause to be performed and complied with each of the terms, covenants and pro-visions contained in this Note and the Consolidation Agreement on the part of Maker to be observed or performed. No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no altera-tion, amendment or waiver of any provision of this Note or the Consolidation Agreement made by agreement between Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note or the Consolidation Agreement.

          7. This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If by the terms of this Note Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

          8. The terms of this Note shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of laws.

          9. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective in the specific instance in which given.

          10. Maker acknowledges that this Note and Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker here-under or otherwise with respect to the Loan. This Note sets forth the entire agreement and understanding of Payee and Maker, and Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obliga-tions of Maker hereunder or otherwise with respect to the Loan in any action or proceeding brought by Payee to collect the Debt, or any portion thereof. Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of

Maker under this Note, except those specifically set forth in this Note.

          11. No delay on the part of Payee in exercising any right or remedy under this Note or the Consolidation Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee to take further action without further notice or demand as provided in this Note or the Consolidation Agreement.

          12. Maker agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Note and, in furtherance of such agreement, Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any pro-cess or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Maker by registered or certified mail to or by personal service at the last known address of Maker, whether such address be within or without the jurisdiction of any such court.

          13. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute and deliver this Note and that the

Debt hereunder constitutes a valid and binding obligation of Maker.


          14. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS NOTE, THE NOTE OR THE CONSOLIDATION AGREEMENT.

          15. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors and assigns, provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Payee to assign or transfer its obligations under this
Note in whole or in part, to any other person, party or entity.

          IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.


                         RAINBOW CASINO-VICKSBURG PARTNERSHIP,
                         L.P., a Mississippi limited partnership

                         By:  United Rainbow Gaming, a Nevada
                              corporation



                              By:/s/ Steve Greathouse
                                 Steve Greathouse, President

STATE OF NEVADA     )
                    ss:
COUNTY OF CLARK     )


          On the 28th day of March, 1995, before me personally came Steve J. Greathouse to me known, who being by me duly sworn, stated that he resides at 4380 Boulder Hwy., Las Vegas, Nevada, that he is President of UNITED RAINBOW GAMING, the corporation described in and which executed the above instrument as general partner of RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P. and that he signed his name thereto by order of the board of directors of that corporation as the free act and deed of the corporation, as such general partner.




                                             /s/_________________
                                             Notary Public

                                              Exhibit 2.7






                              March 29, 1995



Daniel G. Hise, Escrow Agent
Butler, Snow, O'Mara, Stevens & Cannada
17th Floor
Deposit Guaranty Plaza
P.O. Box 22567
Jackson, Mississippi  39225-2567

     Re:  Amendment and Termination of August 11, 1994
          Escrow Agreement

Dear Mr. Hise:

     Reference is made to a certain Escrow Agreement dated August 11, 1994 (the "Escrow Agreement"), between United Gaming Rainbow, The Rainbow Casino Corporation, John A. Barrett, Jr., Leigh Seippel, and Butler, Snow, O'Mara, Stevens & Cannada, as Escrow Agent.

     This letter will serve to amend and terminate the Escrow
Agreement 1994 and is hereby entered by the undersigned parties in order to permit release of all of the Escrow Property in accordance with the instructions set forth herein.

     The parties hereby agree that, upon execution of this Amendment, the Escrow Agent shall (i) release to John A. Barrett, Jr. the Stock Certificate No. 17902 representing 150,000 shares of United Gaming, Inc. and made out to John A. Barrett, Jr., and
(ii) release to Leigh Seippel the Stock Certificate No. 17899 representing 150,000 shares of united Gaming, Inc. and made out to Leigh Seippel. The transfer of these stock certificates to Mr. Barrett and Mr. Seippel shall be accomplished by the Escrow Agent upon execution of this Letter Agreement by sending both stock certificates via overnight delivery to James D. Bachman, Esq., Doyle & Bachman, 919 18th Street, N.W., Washington, D.C. 20006.

     The parties also agree that, upon completion of distribution of the stock in accordance with the instructions herein, the Escrow Agreement shall terminate and all duties of the Escrow
Agent shall have been discharged in full under the Escrow
Agreement.

UNITED GAMING RAINBOW              THE RAINBOW CASINO CORPORATION




By: /s/Steve Greathouse           By:  /s/Leigh Seippel
    Steve Greathouse                   Leigh Seippel, President
    President and CEO


/s/John A. Barrett, Jr.            /s/Leigh Seippel
John A. Barrett, Jr.               Leigh Seippel


Accepted and Agreed:

BUTLER, SNOW, O'MARA, STEVENS
  & CANNADA, As Agent



By:  /s/Daniel G. Hise
     Daniel G. Hise, Partner

                                                 Exhibit 2.8


                              R E L E A S E


          Alliance Gaming Corporation, a Nevada corporation, and United Gaming Rainbow, a Nevada corporation (together with their respective affiliates and their respective officers, directors, employees and agents, the "Releasors"; each, a "Releasor"), each hereby releases and discharges each of The Rainbow Casino Corporation, a Mississippi corporation, Rainbow Development Corporation, a Mississippi corporation, and Mr. John A. Barrett, Jr. and Mr. Leigh Seippel, and each of their respective partners and affiliates (other than Rainbow Casino-Vicksburg Partnership, L.P.) and their respective officers, directors, employees and agents (the "Releasees"; each, a "Releasee") and their respective successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agree-ments, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, including without limitation, those under the Basic Agreement dated October 28, 1993, as amended, among The Rainbow Casino Corporation, Messrs. John A. Barrett, Jr. and Leigh Seippel and Alliance Gaming Corporation, and the Escrow Agreement, Mortgage and Agreement by Barrett Refining Corporation attached as Exhibits to such October 28, 1993 agreement, in law or equity, which against the Releasees, the Releasors and the Releasors' successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, except the rights and obligations under the documents listed on the attached Schedule A, which shall survive the execution and delivery of this Release.

          This Release may not be changed orally.

          In Witness Whereof, the Releasors have caused this Release to be executed by its duly authorized officer.

Dated: March 29, 1995         Alliance Gaming Corporation



                              By:/s/Steve Greathouse
                                 Name:  Steve Greathouse
                                 Title:  President and CEO

                              United Gaming Rainbow



                              By:/s/Steve Greathouse
                                 Name:  Steve Greathouse
                                 Title:  President


In presence of:



/s/Elsie Arnsten
   Elsie Arnsten

State of New York
                         ss.:
County of New York

          On  March 28, 1995 before me personally came
Steve Greathouse, to me known, who, by me duly sworn, did depose and say that deponent resides at Las Vegas, Nevada that deponent is the President of Alliance Gaming Corporation and that deponent signed deponent's name in executing the foregoing
Release on behalf of Alliance Gaming Corporation.


                              /s/________________________________
                                        Notary Public



State of New York
                     ss.:
County of New York

          On  March 28, 1995 before me personally came
Steve Greathouse, to me known, who, by me duly sworn, did depose and say that deponent resides at Las Vegas, Nevada that deponent is the President of United Gaming Rainbow and that deponent signed deponent's name in executing the foregoing
Release on behalf of United Gaming Rainbow.


                              /s/________________________________
                                        Notary Public

                           Schedule A to Release


1.  Second Amended and Restated Partnership Agreement of Rainbow
Casino-Vicksburg Partnership, L.P. dated March 29, 1995 among
United Gaming Rainbow, as general partner, and The Rainbow Casino
Corporation, as limited partner, and Notes issued by such partnership on the date hereof.

2. Consolidation Agreement dated March 29, 1995 among The Rainbow Casino Corporation, John A. Barrett, Jr., Leigh Seippel, Rainbow Development Corporation, National Gaming Mississippi, Inc., National Gaming Corporation, HFS Gaming Corp., Alliance Gaming Corporation, United Gaming Rainbow and Rainbow Casino-Vicksburg Partnership, L.P.

3.  Promissory Note dated as of July 16, 1994 from United Gaming
Rainbow to The Rainbow Casino Corporation.

4. Promissory Notes dated October 28, 1993 and July 16, 1994 from John A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation and Pledge Agreement dated October 28, 1993 from John
A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation.

5. Management Agreement dated October 28, 1993 among Rainbow Casino-Vicksburg Partnership, L.P., Mississippi Ventures, Inc. and The Rainbow Casino Corporation, and the applicable provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

6. Section 7(a)(b) of the Letter Agreement dated as of February 25, 1994 between The Rainbow Casino Corporation and Alliance Gaming Corporation, as consented to by Messrs. Barrett and Seippel and Hospitality Franchise Systems, Inc. and the applicable provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

7.  Sections 1 and 4 of the Letter Agreement dated as of July 16,
1994 between The Rainbow Casino Corporation and John A. Barrett,
Jr. and Leigh Seippel, on the one hand, and Alliance Gaming
Corporation and United Gaming Rainbow, on the other hand.

8.  Letter agreement dated December 20, 1994 among Alliance
Gaming Corporation and the Selling Stockholders set forth therein, including Mesrrs. Barrett and Seippel.

                                               Exhibit 2.9


                              R E L E A S E

          The Rainbow Casino Corporation, a Mississippi corporation, Rainbow Development Corporation, a Mississippi corporation, and Mr. John A. Barrett, Jr. and Mr. Leigh Seippel (together with their respective affiliates and their respective officers, directors, employees and agents, the "Releasors"; each, a "Releasor"), each hereby releases and discharges each of Alliance Gaming Corporation and United Gaming Rainbow and each of their respective partners and affiliates (other than Rainbow Casino-Vicksburg Partnership, L.P.) and their respective officers, directors, employees and agents (the "Releasees"; each, a "Releasee") and their respective successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, con-tracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, including without limitation, those under the Basic Agreement dated October 28, 1993, as amended, among The Rainbow Casino Corporation, Messrs. John A. Barrett, Jr. and Leigh Seippel and Alliance Gaming Corporation, and the Escrow Agreement, Mortgage and Agreement by Barrett Refining Corporation attached as Exhibits to such October 28, 1993 agreement, in law or equity, which against the Releasees, the Releasors and the Releasors' successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, except the rights and obligations under the documents listed on the attached Schedule A, which shall survive the execution and delivery of this Release.

          This Release may not be changed orally.

          In Witness Whereof, the Releasors have caused this Release to be executed by its duly authorized officer.

Dated:  March 29, 1995            The Rainbow Casino Corporation



                              By:/s/Leigh Seippel
                                 Name: Leigh Seippel
                                 Title: President



                              Rainbow Development Corporation



                              By:/s/Leigh Seippel
                                 Name: Leigh Seippel
                                 Title: President



                              /s/John A. Barrett, Jr.
                              John A. Barrett, Jr.



                              /s/Leigh Seippel
                              Leigh Seippel

In presence of:


/s/___________________________

District of Columbia
                    ss.:


          On March 29th, 1995 before me personally came Leigh Seippel, to me known, who, by me duly sworn, did depose and say that deponent resides at Fair Oaks Farm, Route 9D, P.O. Box 193, Cold Springs, N.Y. 10516, that deponent is the President of The Rainbow Casino Corporation and that deponent signed deponent's name in executing the foregoing Release on behalf of The Rainbow Casino Corporation.

                              /s/________________________________
                              Notary Public



District of Columbia
                    ss.:


          On March 29th, 1995 before me personally came Leigh Seippel, to me known, who, by me duly sworn, did depose and say that deponent resides at Fair Oaks Farm, Route 9D, P.O. Box 193, Cold Springs, N.Y. 10516 that deponent is the President of Rainbow Development Corporation and that deponent signed deponent's name in executing the foregoing Release on behalf of Rainbow Development Corporation.

                              /s/________________________________
                              Notary Public



State of Oklahoma
                    ss.:
County of Pottawatomie

          On  March 24, 1995 before me personally came John A.
Barrett, Jr., to me known, who, by me duly sworn, did depose and say that deponent resides at 3311 North Oklahoma, Shawnee, Oklahoma 74801 and that deponent signed deponent's name in executing the foregoing Release.


                              /s/________________________________
                                        Notary Public

District of Columbia
                    ss.:



          On March 29th, 1995 before me personally came Leigh Seippel, to me known, who, by me duly sworn, did depose and say that deponent resides at Fair Oaks Farm, Route 9D, P.O. Box 193, Cold Springs, N.Y. 10516, and that deponent signed deponent's name in executing the foregoing Release.


                              /s/________________________________
                                        Notary Public

                           Schedule A to Release

1.  Second Amended and Restated Partnership Agreement of Rainbow
Casino-Vicksburg Partnership, L.P. dated March 29, 1995 among
United Gaming Rainbow, as general partner, and The Rainbow Casino
Corporation, as limited partner, and Notes issued by such partnership on the date hereof.

2. Consolidation Agreement dated March 29, 1995 among The Rainbow Casino Corporation, John A. Barrett, Jr., Leigh Seippel, Rainbow Development Corporation, National Gaming Mississippi, Inc., National Gaming Corporation, HFS Gaming Corp., Alliance Gaming Corporation, United Gaming Rainbow and Rainbow Casino-Vicksburg Partnership, L.P.

3.  Promissory Note dated as of July 16, 1994 from United Gaming
Rainbow to The Rainbow Casino Corporation.

4. Promissory Notes dated October 28, 1993 and July 16, 1994 from John A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation and Pledge Agreement dated October 28, 1993 from John
A. Barrett, Jr. and Leigh Seippel to Alliance Gaming Corporation.

5. Management Agreement dated October 28, 1993 among Rainbow Casino-Vicksburg Partnership, L.P., Mississippi Ventures, Inc. and The Rainbow Casino Corporation, and the applicable provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

6. Section 7(a)(b) of the Letter Agreement dated as of February 25, 1994 between The Rainbow Casino Corporation and Alliance Gaming Corporation, as consented to by Messrs. Barrett and Seippel and Hospitality Franchise Systems, Inc. and the applicable provisions of the Basic Agreement dated as of October 28, 1993, as amended, incorporated therein.

7.  Sections 1 and 4 of the Letter Agreement dated as of July 16,
1994 between The Rainbow Casino Corporation and John A. Barrett,
Jr. and Leigh Seippel, on the one hand, and Alliance Gaming
Corporation and United Gaming Rainbow, on the other hand.

8.  Letter agreement dated December 20, 1994 among Alliance
Gaming Corporation and the Selling Stockholders set forth therein, including Mesrrs. Barrett and Seippel.

ERNST & YOUNG LLP   4200 One Shell Square   Phone:  504 581 4200
                    701 Poydras Street
                    New Orleans
                    Louisiana 70139-9869








                      Report of Independent Auditors

The Partners
Rainbow Casino Vicksburg Partnership, L.P.

We have audited the accompanying balance sheets of Rainbow Casino Vicksburg Partnership, L.P. as of July 15, 1994 and December 31, 1994 and the related statements of operations, partners' capital (deficit), and cash flows for the period from February 19, 1993 (inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of materail misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rainbow Casino Vicksburg Partnership, L.P. at July 15, 1994 and December 31, 1994, and the results of operations and its cash flows for the period from February 19, 1993 (inception) through December 31, 1994 in conformity with generally accepted accounting principles.


                              Ernst & Young LLP


March 15, 1995, except for Note 6
as to which the date is March 29, 1995

                Rainbow Casino Vicksburg Partnership, L.P.

                              Balance Sheets




                                December 31             July 15
                                   1994                   1994
Assets
Current assets:
  Cash                          $   1,220,880        $ 1,031,814
  Accounts receivable                  30,801                 -
  Inventories                          14,841             28,855
  Prepaid expenses                     89,667            198,197
Total current assets                1,356,189          1,258,866

Property and equipment:
  Land                                 24,500              24,500
  Land improvements                 4,249,626           3,712,672
  Gaming facility and
    related improvements            4,113,407           4,091,422
  Furniture and gaming
    equipment                       6,047,601           5,997,931
  Construction in process             159,763             145,659
                                   14,594,897          13,972,184
  Less accumulated depreciation
    and amortization                  834,754               4,800
                                   13,760,143          13,967,384

Other assets:
  Deferred licensing costs,
    net of accumulated amor-
    tization of $71,844 at
    December 31, 1994 and $0
    at July 15, 1994                    84,906            156,750
  Other assets                         426,134            256,125
                                       511,040            412,875
Total assets                    $   15,627,372       $ 15,639,125

                                December 31             July 15
                                   1994                   1994
Liabilities and partners'
  capital (deficit)
Current liabilities:
  Notes payable                 $   179,824          $   258,403
  Accounts payable                  730,352            3,919,039
  Accrued expenses                1,484,378              347,475
  Due to general partner             46,501                   -
  Accrued royalties and
    management fee due to
    related party                   532,398              785,698
  Current portion of
    long-term debt                2,993,836            2,617,186
  Current portion of
    capital lease obligation         34,265               37,762
Total current liabilities         6,001,554            7,965,563

Long-term debt,
  less current portion           13,152,691           10,479,613

Capital lease obligation,
  less current portion              151,549              166,306

Partners' capital (deficit):
  General partner                (2,052,735)         (1,664,400)
  Limited partners               (1,625,687)         (1,307,957)
                                 (3,678,422)         (2,972,357)



Total liabilities and
  partners' capital (deficit)   $ 15,627,372         $15,639,125



See accompanying notes.

                Rainbow Casino Vicksburg Partnership, L.P.

                          Statement of Operations

      Period from February 19, 1993 (inception) through December
31, 1994

Revenue:
  Casino                                             $ 9,797,593
  Food and beverage                                       23,501
Total revenue                                          9,821,094

Operating expenses:
  Casino                                               3,883,914
  Food and beverage                                       10,458
  Gaming taxes                                         1,524,001
  General and administrative                             794,639
  Marketing and promotion                                873,402
  Management fee - related party                          45,832
  Depreciation and amortization                          906,598
  Royalty fees                                         1,670,120
  Other                                                  172,173
  Preopening costs                                     2,802,090
  Total operating expenses                            12,683,227
Operating loss                                        (2,862,133)

Interest expense                                         750,504
Net loss                                             $(3,612,637)


See accompanying notes.